UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MVB Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

MVB

FINANCIAL

Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

www.mvbbanking.com

Notice of 2023 Annual Meeting of Shareholders
via Live Webcast	May 9, 2023
10:00 a.m. EDT

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at ir.mvbbanking.com

To the Shareholders:

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of MVB Financial Corp. (“MVB”, the “Company”, “we” or “our”) will be held via live webcast this year at 10:00 a.m. EDT on May 09, 2023. We have elected to conduct this year's Annual Meeting virtually once again, which means that you will be able to participate, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.meetnow.global/MPCAYPP. You will not be able to attend the Annual Meeting in person. The Proxy Statement contains additional information regarding registering for and attending the Annual Meeting. The webcast will begin promptly at 10:00 a.m. EDT and online access will be available beginning at 9:00 a.m. EDT. We encourage you to access the webcast prior to the start time. Although very unlikely, please be aware of the possibility that the date, time, or location of the Annual Meeting may change based on MVB's facts and circumstances. This meeting is for the purposes of considering and voting upon the following proposals:

Items of Business
1	To elect the four director nominees named in the Proxy Statement.

2	To approve on a non-binding, advisory basis, the compensation of our named executive officers.

3	To ratify the appointment of FORVIS as the independent registered public accounting firm for 2023.

4	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Record Date
Only MVB Financial Corp. shareholders of record at the close of business on March 20, 2023 (the “Record Date”) shall be entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our principal executive office at 301 Virginia Avenue, Fairmont, WV 26554. The notice of Annual Meeting, Proxy Statement, proxy card, and other proxy materials are first being sent or made available to shareholders on or about March 27, 2023. As of the Record Date, there were approximately 12,621,580 shares of the Company’s Voting Common Stock outstanding.

MVB Financial Corp. 2023 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held Virtually on May 9, 2023.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders on the Internet. Instead of receiving paper copies of our proxy materials in the mail, shareholders will receive a Notice of Internet Availability of Proxy Materials (“Notice”) which provides an internet website address where shareholders can access electronic copies of proxy materials and vote. This website also has instructions for voting by telephone and for requesting paper copies of the proxy materials and proxy card. The Company's 2023 Proxy Statement, proxy card and Annual Report for fiscal year 2022 are available online at www.investorvote.com/MVBF. We encourage you to access and review such materials before voting.

Your vote is very important to us. Whether or not you expect to attend the Annual Meeting via webcast, we urge you to consider the Proxy Statement carefully and to promptly vote your shares.

Sincerely,
Larry F. Mazza
Chief Executive Officer
March 27, 2023

Your vote is important. Please vote.
www.mvbbanking.com

Table of Contents

Proxy Statement Summary	5
MVB Values and Culture	8
Corporate Governance	9
Role of the Board of Directors	9
Board Committees	10
Board Leadership Structure	12
Annual Board and Committee Assessment	14
Audit Committee Financial Experts	17
Code of Ethics	17
Transactions with Related Persons	17
Attendance of Directors at Annual Meeting of Shareholders	18
Communications with the Board	18
Directors	19
Director Overview	19
Nominees for Election	22
Directors Not Up For Election	25
Compensation of Directors	28
Executive Officers	30
Executive Compensation	32
Human Resources and Compensation Committee Report	32
Compensation Discussion and Analysis	32
Executive Compensation Tables	49
Summary Compensation Table	49
Grants of Plan-Based Awards	50
Outstanding Equity Awards	51
Option Exercises and Stock Vesting	51
Potential Payments Upon Termination or Change of Control	52
Retirement Plans	54
CEO Pay Ratio	55
Environmental, Social, & Governance (ESG)	61
Proposals	67
Proposal No. 1 – Election of Directors	67
Proposal No. 2 – Advisory Vote to Approve Executive Compensation	68
Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	68
Other Information	70
Audit Committee Report	70
Security Ownership of Certain Beneficial Owners and Management	68
General Information	72

MVB Financial Corp. 2023 Proxy Statement

Proxy Statement Summary

This MVB Financial Corp. (“MVB” the “Company”, “we” or “our”) is furnishing this Proxy Statement in connection with the solicitation by our Board of Directors (our “Board”) of proxies to vote at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of MVB. The following summary provides an overview of the Annual Meeting, the proposals that will be acted on, how to vote your shares, and information about our corporate governance and executive compensation program. We encourage you to review all of the important information contained in this Proxy Statement carefully before voting.

2023 Annual Meeting of Shareholders

via Live Webcast        May 9, 2023
                10:00 a.m. EDT

The record date for the Annual Meeting is March 20, 2023 (the “Record Date”). Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting.

The Annual Meeting will be held via live webcast this year at 10:00 a.m. EDT on May 9, 2023. We have elected to conduct this year's Annual Meeting virtually once again, which means that you will be able to participate, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.meetnow.global/MPCAYPP. You will not be able to attend the Annual Meeting in person. Although very unlikely, please be aware of the possibility that the date, time, or location of the Annual Meeting may change based on MVB's facts and circumstances.

Items of Business and Voting Recommendations

	Proposal	Recommendation of the Board	Page
1	To elect to the Board of Directors the four nominees presented by the Board.	FOR ALL of the nominees	61
2	To approve on a non-binding advisory basis, the compensation of our named executive officers.	FOR	67
3	To ratify the appointment of FORVIS as the independent registered public accounting firm for 2023.	FOR	68

How to Vote

To vote online, visit www.investorvote.com/MVBF and enter the control number found in your Notice of Internet Availability of Proxy Materials. You may also vote prior to the Annual Meeting by mail or by phone. For more detailed information, see Voting Procedures beginning on page 74.

Your vote is important. Please vote.
www.mvbbanking.com

Corporate Governance Highlights

Our corporate governance structure fosters principled actions, informed and effective decision-making, and appropriate monitoring of compliance and performance. On August 6, 2021, the U.S. Securities and Exchange Commission (the “SEC”) approved a Nasdaq Stock Market (“Nasdaq”) rule change requiring its listed companies to have, or explain why they do not have, at least two diverse directors. This new rule requires all companies listed on Nasdaq’s U.S. exchange to publicly disclose consistent, transparent diversity statistics regarding their board of directors. We are in full compliance with this new rule and no changes were necessary to become compliant. A few governance highlights are as follows:

–Eight of nine Directors are independent
–Separate Chairman, CEO, and President roles
–Three of nine Directors are diverse (three females)
–Three Directors have prior public board experience
–Board as a whole has a wide range of expertise
–Balanced Director tenure with an average tenure of approximately eight years
–Board composition is diverse in age, skills and experiences
–Independent Directors regularly meet without management present
–Annual Board review and self-evaluation
–Active shareholder engagement and communication
–Stock ownership requirements for Directors and executive officers
–Board responsibility for risk oversight
–Independent compensation consultant engaged

Board of Directors and Committees

	MVB Financial Corp.					Independent
	Audit	Finance	N&CG	Compensation	Risk
W. Marston Becker, Chairman		X		Chair		X
John W. Ebert	X		Chair	X		X
Daniel W. Holt			X			X
Gary A. LeDonne	X	Chair			X	X
Larry F. Mazza CEO
Kelly R. Nelson, MD			X		Chair	X
Jan Lynn Owen			X		X	X
Lindsay A. Slader				X	X	X
Cheryl D. Spielman	Chair	X			X	X

The committee membership above reflects the membership for fiscal year 2022 and during the period leading up to the Annual Meeting. Please see the changes that will occur following the Annual Meeting in the respective committee descriptions, beginning on page 10. For a detailed discussion of our corporate governance and directors, please see the section entitled “Corporate Governance” and the section entitled “Directors.”

MVB Financial Corp. 2023 Proxy Statement

Executive Compensation Program Highlights
Our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way, while also recognizing the size, scope, and success of MVB’s business.
Consistent and Effective Program Design
We follow clear guiding principles in the design of the compensation program for our named executive officers and are committed to sound compensation policies and practices. The overall design of our compensation program and each of its three primary components listed below have remained consistent year-over-year.
•Annual Base Salary
Fixed element of annual compensation

•Short-Term Incentives
Short-term cash incentive with variable payout opportunities based on operating results measured against annual performance goals

•Long-Term Incentives
Long-term equity incentives in the form of time-based and performance-based restricted stock units (“RSUs”) with multi-year vesting schedules
Aligned with Shareholder Interests and Company Performance
•Short-term incentive opportunities are capped and have challenging performance goals tied to key measures of overall company performance.

•Despite achieving above maximum performance on two of the four financial scorecard metrics, no short term annual incentives were earned for 2022 due to below threshold performance on the EPS funding metric.

•Performance-based RSUs vest based on MVB’s total shareholder return and return on assets relative to peer companies over a three-year performance period.

•Results for performance-based RSUs awarded in 2020 completed their 3-year performance period in 2022. ROA-based RSUs paid out at 150% of target while no TSR-based RSUs were earned."

•Shareholders have an annual opportunity to cast an advisory vote on the compensation of our named executive officers and have indicated strong support in the past for our executive compensation program.

•98.59% of votes cast on the say-on-pay proposal at the 2022 Annual Meeting were voted in favor of the compensation paid to our named executive officers.
For a detailed discussion of our executive compensation program, please see the section entitled “Compensation Discussion and Analysis.”

www.mvbbanking.com

Environmental, Social, and Governance (ESG) Highlights
Our Board has oversight responsibility for environmental, social, and governance (“ESG”) and sustainability-related activities and receives reporting on these items. Management supports these activities and provides strategic guidance and senior-level review on ESG. For a detailed discussion of our ESG programs, please see the section entitled “ESG and Sustainability-Related Activities” on page 61.

MVB Values and Culture

MVB’s “Purpose” is to be “Trusted Partners on the Financial Frontier, Committed to Your Success.” We talk a lot about our core values of Love, Trust, Commitment, being Adaptive and showing Teamwork. This section describes the values of MVB that guide our team members in making their most important day-to-day decisions.

Values

Trust We are reliable and act with integrity. We can be counted on and count on others.

Commitment We take ownership of our responsibilities in support of MVB achieving its Purpose.

Respect, Love, and Caring We are respectful, considerate, and thoughtful towards our team members, clients, and community.

Teamwork We effectively and efficiently work with others to accomplish more.

Adaptive We easily respond to change in a productive way.

Strong Culture

At MVB, we remain committed to maintaining and growing our culture by leveraging our purpose, values, and associated behaviors. We have successfully operationalized our Culture Initiative by embedding these elements into our daily life. Examples of this can be found in our talent acquisition, onboarding, education, and performance processes. We take time to listen to our team members, to understand areas of opportunity and to provide support that enables us to execute on our business strategy. That approach has helped us build something special and differentiate us from others.
MVB Financial Corp. 2023 Proxy Statement

Corporate Governance

This section describes MVB’s corporate governance framework and the role and structure of our Board.

Role of the Board of Directors

MVB’s Board oversees the Chief Executive Officer (“CEO”) and other senior management in the operation of MVB and assures that the long-term interests of shareholders are being served. To satisfy the Board’s duties, directors are expected to take a proactive, focused approach to their positions to ensure that MVB is committed to business success through the maintenance of high standards of responsibility and ethics.

The Board believes that MVB’s governance structure fosters principled actions, informed and effective decision making, and appropriate monitoring of compliance and performance. MVB’s key governance documents are available at ir.mvbbanking.com/govdocs.

In the opinion of the Board, none of the directors, except for Larry F. Mazza, MVB’s CEO, has a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them are or have for the past three years been team members of MVB, except for Mr. Mazza, and none of their immediate family members are or have for the past three years been executive officers of MVB or MVB’s wholly-owned subsidiary, MVB Bank, Inc. (“MVB Bank”). In the opinion of MVB and its Board, the entire Board, except for Mr. Mazza, are “independent directors,” as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

The Board of Directors of MVB had ten (10) regularly scheduled meetings and nine (9) additional special project and strategic initiative meetings during 2022. On a regular basis, Director Mazza and members of the executive management team are excused from the meetings so the Board can hold an executive session to discuss matters privately. The Chair relays any action items to the CEO if necessary. All current directors attended 75% or more of the meetings held by the Board and committees thereof in which the director is a member, with an average total attendance record of 95%.

All subsidiaries of MVB operate under the MVB holding company. As part of the governance structure, all MVB subsidiary boards have representation from the Board, which increases awareness of the day to day operations of the subsidiaries.

	Directors on Subsidiary Boards								Independent
	Potomac Mortgage Group	MVB Insurance	Paladin Fraud	ProGlobal (formally Chartwell)	MVB Edge Ventures	Trabian	Flexia	Victor
W. Marston Becker		Chair			X				X
John W. Ebert									X
Daniel W. Holt			X		X				X
Gary A. LeDonne	Chair					X			X
Larry F. Mazza CEO	X	X	X	X	Chair	X	X	X
Kelly R. Nelson, MD			X	X					X
Jan L. Owen			X						X
Lindsay A. Slader				X					X
Cheryl D. Spielman				X		X			X

www.mvbbanking.com

Board Committees

The Board has a standing Audit Committee, Finance Committee, Human Resources and Compensation Committee (the “Compensation Committee”), Nominating and Corporate Governance Committee (the “N&CG”), and Risk and Compliance Committee.

The Board has determined that the Chair of each committee and all committee members are independent under applicable Nasdaq and SEC rules for committee memberships. Each committee operates under a written charter adopted by the Board. Charters for the Audit Committee, Finance Committee, N&CG Committee, Compensation Committee, and Risk and Compliance Committee are available at ir.mvbbanking.com/govdocs.

Audit Committee

The purpose of the Audit Committee is to:

1.assist the Board in monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and reports of MVB;
2.be directly responsible for the appointment, compensation and oversight of the independent auditor engaged by MVB for the purpose of preparing or issuing an audit report or related work;
3.be responsible for the appointment, compensation and oversight of the internal auditor;
4.assist the Board in monitoring compliance by MVB with legal and regulatory requirements, including holding company, banking, mortgage and insurance regulations and the Sarbanes-Oxley Act of 2002;
5.oversee management corrective actions when such needs have been identified; and
6.oversee MVB’s whistleblower policy.

The Audit Committee meets with MVB's Chief Audit Executive, who oversees the internal audit function of MVB, and FORVIS, who is responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their annual financial statement audit and internal controls over financial reporting audit of MVB Bank or MVB. The Chief Audit Executive engages Crowe, LLP to conduct outsourced audits of Information Technology and other selected audit areas requiring specialized expertise. During these meetings, members of management of MVB Bank or MVB, including Mr. Mazza and Donald T. Robinson, President and Chief Financial Officer of MVB, may be asked to leave the room to provide comfort of questioners and responders.

The Audit Committee Charter was reviewed and approved by the Board on November 7, 2022. The Audit Committee met twelve (12) times in 2022. Messrs. Ebert, LeDonne, and Ms. Spielman served on the Audit Committee for fiscal year 2022 and during the period leading up to the Annual Meeting, with Ms Spielman serving as the Chairperson. The same committee membership will continue with Ms. Spielman continuing to serve as Chairperson following the Annual Meeting.

Finance Committee

The purpose of the Finance Committee is to:

1.provide oversight and guidance regarding finance, capital, budget, mergers and acquisitions, new lines of business, and facilities matters and to make recommendations, as appropriate and warranted; and
2.review and provide recommendations for fintech investments

The Finance Committee reviews MVB’s overall financial plan, balance sheet, and capital structure, and monitors the financial performance of the organization and its subsidiaries and business lines against approved budgets, long-term trends and industry benchmarks. The Finance Committee reports the results from these meetings to the Board. The Finance Committee also assists the Board in its review of the Company’s annual operational budget and annual capital budget. Lastly, the Finance Committee is tasked with oversight of the Company’s equity and other investments in fintech companies.
MVB Financial Corp. 2023 Proxy Statement

The Finance Committee Charter was reviewed and approved by the Board on February 15, 2022. The Finance Committee met eight (8) times in 2022. Messrs. LeDonne and Becker and Ms. Spielman served on the Finance Committee for fiscal year 2022 and during the period leading up to the Annual Meeting, with Mr. LeDonne serving as the Chairperson. The same committee membership will continue with Mr LeDonne continuing to serve as Chairperson following the Annual Meeting.

Human Resources & Compensation Committee

The purpose of the Compensation Committee is to:

1.attend to all human resources issues that come before the Board;
2.review, recommend and evaluate CEO compensation;
3.conduct an annual CEO performance evaluation and goal setting process;
4.oversee senior management succession planning including CEO;
5.approve senior management salaries; and
6.establish director compensation.

The Compensation Committee also is responsible for administration of all executive incentive plans. The Compensation Committee reports the results from these meetings to the Board.

The Committee has the authority, in its sole discretion, to obtain advice and assistance from, and to retain at MVB’s expense, such independent or outside legal counsel specializing in proxy disclosure, accounting, compensation or other advisors and experts as the Committee determines necessary or appropriate to carry out its duties.

The Compensation Committee Charter was reviewed and approved by the Board on February 15, 2022. The Compensation Committee met eight (8) times in 2022. Messrs. Becker and Ebert, and Ms. Slader served on the Compensation Committee for fiscal year 2022 and during the period leading up to the Annual Meeting, with Mr. Becker serving as the Chairperson. The same committee membership will continue with Mr. Becker continuing to serve as Chairperson following the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are, or have been, an officer or team member of MVB. During fiscal year 2022, no member of our Compensation Committee had any relationship with MVB requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serve as a director or compensation committee member of a company that has an executive officer serving on our Compensation Committee or our Board.

Nominating and Corporate Governance Committee

The purpose of the N&CG Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB and its subsidiaries by:

1.helping MVB to create and maintain an appropriate board and committee structure;
2.assessing the skills, experience, and backgrounds necessary to effectively staff MVB boards and committees;
3.overseeing the development and updating of governance for MVB;
4.overseeing the emergency succession plan for MVB;
5.leading MVB in periodic assessments of the operation of MVB boards and committees and the contributions of the members; and
6.monitoring the implementation of MVB governance policies and practices.

www.mvbbanking.com

The N&CG Committee reports the results from these meetings to the Board. The N&CG Committee Charter was reviewed and approved by the Board on January 25, 2022. The N&CG Committee met eight (8) times in 2022. Messrs. Ebert and Holt, Dr. Nelson, and Ms. Owen served on the N&CG Committee, with Mr. Ebert serving as the Chairperson for fiscal year 2022 and during the period leading up to the Annual Meeting. The same committee membership will continue with Mr. Ebert continuing to serve as Chairperson following the Annual Meeting.

Risk and Compliance Committee

The purpose of the Risk and Compliance Committee is to:

1.oversee MVB’s risk management program for effectiveness and ensure the Board incorporates the appropriate risk management processes in its work;
2.provide oversight for key banking regulations and compliance requirements, including MVB’s compliance with Bank Secrecy Act, Anti Money Laundering Program, and Office of Foreign Asset Control (“OFAC”) program;
3.ensure adherence to the Insider Borrowing Policy with all borrowings;
4.assist the Board in monitoring the Information Security Program and related activities;
5.oversee the fraud and identity risk management programs; and
6.review and evaluate the adequacy of the work performed by the various MVB compliance areas and ensure that they have adequate resources to fulfill their duties.

The Risk and Compliance Committee reports the results from these meetings to the Board. The Risk and Compliance Committee Charter was reviewed and approved by the Board on May 10, 2022. The Risk and Compliance Committee met ten (10) times in 2022. Dr. Nelson and Mr. LeDonne and Mses. Owen, Slader, and Spielman served on the Risk and Compliance Committee, with Dr. Nelson serving as the Chairperson for fiscal year 2022 and during the period leading up to the Annual Meeting. The same committee membership will continue with Dr. Nelson continuing to serve as Chairperson following the Annual Meeting. In addition to committee participation, Dr. Nelson and Ms. Spielman maintain regular open dialogue with the Bank’s Chief Operations Officer and Chief Risk Officer and participate in routine touchpoints with the Bank’s regulators.

Board Leadership Structure

The Second Amended and Restated Bylaws (the “Bylaws”) of MVB currently provide for a Board of Directors composed of five (5) to twenty-five (25) members. As of December 31, 2022, the Board consisted of nine (9) directors.

Directors are elected by a plurality of the votes cast. Therefore, votes withheld and broker non-votes will not affect the outcome of the election of directors. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder properly notifies MVB of his or her intent to cumulate his or her votes for directors at least 48 hours before the meeting. If a shareholder properly notifies MVB of such intent to cumulate his or her votes, then each MVB shareholder will have the right to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

MVB’s Articles of Incorporation, as amended (the “Articles”), provide for staggered terms for directors. The four individuals up for election at the Annual Meeting represent the nominees to the Board; three for a three-year term to expire in 2026 and one for a one-year term to expire in 2024. Following the election of the four nominees referenced below, MVB will have three classes of directors consisting of three Board members whose term expires in 2026, three Board members whose term expires in 2025 and three Board members whose term expires in 2024.
MVB Financial Corp. 2023 Proxy Statement

During each of the past four years, the N&CG Committee reviewed the concept of moving to a declassified Board of Directors. While the N&CG Committee, and ultimately the Board, recognized the value and is supportive of having a declassified Board of Directors, such a change would require an amendment to the Articles. Furthermore, an amendment to the Articles for the purpose of declassifying the Board requires the approval of the holders of at least 75% of the voting power of all the shares of MVB entitled to vote in the election of directors. Since MVB’s listing on the Nasdaq Capital Market in December 2017, the highest amount of total votes cast by shareholders was 76.97% with the most recent three-year average of 75.48%.

.
MVB's shareholder base is an even mix of retail and non-institutional investors.

The Board has therefore concluded that, based on historical shareholder participation, a proposal to declassify the Board would likely not receive the required shareholder approval at this time. The Board has determined that making a recommendation at this time to declassify the Board would not be in good faith to the shareholders, given the Board's belief that such recommendation would not be approved by the necessary number of shareholders. The Board will continue to evaluate and monitor the appropriateness of presenting a proposal to declassify the Board in future years. We believe that as our shareholder base transitions from our legacy retail shareholders to more institutional and mutual funds the voting percentage is likely to increase allowing us to bring declassification to a vote.

www.mvbbanking.com

The Board Chair, CEO and President are three separate individuals. In previous years, the CEO and President positions were occupied by the same individual; however, in January 2022, the Board announced changes to the management organizational structure that included the bifurcation of these positions in order to support certain key initiatives within the organization. The CEO is responsible for the day-to-day operations and performance of MVB. The President is responsible for corporate development. The Board Chair is involved in presiding over Board meetings, matters of governance, and corporate oversight. The Board Chair also focuses on monitoring the effectiveness of the CEO in implementing MVB’s corporate strategy and ensuring that the directors receive sufficient information, on a timely basis, to provide proper risk oversight. The Board believes the current separation of these roles helps to ensure good board governance and fosters independent oversight to protect the long-term interests of the Company's shareholders. In addition, the Board believes this separation is presently appropriate as it allows the President to focus on corporate development and delivering enhanced shareholder value and allows the CEO to focus primarily on leading the Company's day-to-day business and affairs while the Board Chair can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance and shareholder matters.

The entire Board is involved in overseeing risk associated with the Company’s operations. The committee structure of the Board is such that the Board committees are responsible for and review the areas of greatest risk to MVB. Each committee is chaired by an independent director. Members of management and other MVB staff members provide support to the respective Chairs of each committee in providing requested information necessary for each committee to provide appropriate risk oversight.

Annual Board and Committee Evaluation

When analyzing whether directors and nominees have the qualifications, expertise, diversity and attributes to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the N&CG Committee seeks candidates who will add value to our Board by bringing varied skills, experience and perspective.

The Board conducts an annual Board assessment including Board member peer feedback. This information is used to identify areas of strength or areas that may require additional focus going forward. MVB also maintains a skills profile matrix that reflects the combined background of the current membership of the Board and MVB’s subsidiary boards. This matrix is based on various focus areas of experience and expertise determined to be essential for appropriate strategic direction, advisory depth and oversight from all MVB boards of directors. The N&CG Committee works with the boards and leadership of MVB to determine the level of experience or application in each focus area according to limited, basic, skilled and expert experience. Our Board has a strong mix of this criteria in areas most critical to MVB's success.
MVB Financial Corp. 2023 Proxy Statement

The number in each respective bar chart below represents the number of directors and nominees of the Board with expert skills in the critical focus areas:

Regulatory & Compliance

Expertise in managing governmental and regulatory matters that are relevant to our business operations and corporate strategy, expertise and experience in working within industries that are highly regulated

8

Fintech Industry

Experience as an executive in a company directly engaged in a business model focused on financial technologies or experience working with traditional standard financial institutions regarding deploying fintech processes, especially within the areas of payments, digital assets, and gaming

7

Technology & Information Security

Significant experience working with technology and information management, including trend analysis, embracing new technology, and leading innovation initiatives; information security or cybersecurity background

6

Health, Safety, & Social Responsibility

Managerial experience in the oversight of health, social, and environmental concerns in the business operations of corporations, including the wellbeing of employees and other stakeholders

5

www.mvbbanking.com

The information shown below in our Board Diversity Matrix is based on self-identification of each member of the Board (and each director nominee).

Board Diversity Matrix
Total Number of Directors = 9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
MVB Financial Corp. 2023 Proxy Statement

As MVB grows and our strategy evolves, so do the skills, qualifications, attributes and experiences necessary for our directors. As such, we believe that periodically refreshing our Board with new perspectives and ideas is critical to representing the interests of our shareholders effectively. At the same time, it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board. Our directors reflect a range of tenures, a balanced mix of ages, and a well-rounded range of attributes, viewpoints and experiences reflective of our business and needs. All members of the Board are successful business owners or organization leaders and have knowledge of the requirements to run such a successful business.

The Board does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board. Diversity is just one of many factors the N&CG Committee considers in the identification and selection of director nominees. The Board defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills, and other personal attributes that can foster Board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the N&CG Committee focuses on skills, expertise or background that would complement the existing Board. The majority of our directors are or have been residents of our primary markets - North Central West Virginia or Northern Virginia; however, with the expansion of our client base and sales footprint, we have added directors throughout the country. Our directors come from diverse backgrounds including the financial, industrial, professional, information technology, and gaming industries.

Audit Committee Financial Experts

The Board has designated Gary A. LeDonne and Cheryl D. Spielman as individuals who are considered to be audit committee financial experts. They have both been identified as meeting the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002 for an audit committee financial expert. The audit committee financial experts, along with all Audit Committee members, are independent as defined by applicable listing standards and guidelines.

Code of Ethics

The Board has established a Code of Ethics for Senior Financial Officers that applies to our senior executive and financial officers, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We also maintain a Code of Conduct that governs all of our directors, officers and team members. A copy of the Code of Ethics for Senior Financial Officers and the Code of Conduct are available at ir.mvbbanking.com/govdocs. We will promptly disclose any future amendments to these codes on our website, as well as any waivers from these codes for executive officers and directors. Copies of these codes will also be available in print from our Corporate Secretary, without charge, upon request.

Transactions with Related Persons

MVB and MVB Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with their directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, all on substantially the same terms (including documentation, price, interest rates, and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features. All related-party loans require approval from the Board.

www.mvbbanking.com

Since 2017, MVB Bank has maintained a commercial lending relationship with BillGO, Inc. (“BillGO”), a company in which Mr. Holt, a director nominee, is Co-Founder and CEO. On January 17, 2022, the MVB Bank board of directors approved a $35 million line of credit with BillGO secured by a deposit account maintained by BillGO with MVB Bank. The line of credit with BillGO was entered into in the ordinary course of business and on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. MVB’s management believes that this banking relationship does not involve more than the normal business risk of collection or include any unfavorable features. Since 2016, MVB and MVB Bank have made periodic debt and equity investments in BillGO.

During the year ended December 31, 2022, ProCo Global, Inc. (“Chartwell,” which does business under the registered trade name Chartwell Compliance), a subsidiary of MVB Bank, provided compliance and consulting services to BillGO pursuant to a Consulting Agreement (“Consulting Agreement”) between Chartwell and BillGO entered into in April 2017. In exchange for the services provide to pursuant to the Consulting Agreement, Chartwell recognized revenue of $178,000 during the year ended December 31, 2022 from BillGO.

Additionally, MVB recognized $162,000 of service fee revenue during the year ended December 31, 2022 from BillGo.

With the exception of MVB and MVB Bank’s relationships with Mr. Holt and BillGO, since January 1, 2020, MVB and MVB Bank have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any then director, executive officer, holder of more than 5% of MVB’s common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described.

MVB has not identified any arrangements or agreements relating to compensation provided by a third party to MVB’s directors or director nominees in connection with their candidacy or Board service as required to be disclosed pursuant to Nasdaq rules.

Attendance of Directors at Annual Meeting of Shareholders

MVB expects all of its directors to attend the Annual Meeting. All directors serving at the time of the 2022 annual meeting of shareholders, with the exception of Ms. Slader due to a prior commitment, attended the meeting.

Communications with the Board

Any shareholder desiring to contact the Board or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable)), care of the Corporate Secretary, MVB Financial Corp., 301 Virginia Avenue, Fairmont, WV 26554. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.
MVB Financial Corp. 2023 Proxy Statement

Directors

This section describes the experience and qualifications of our Board members and how they are compensated.

Directors

When analyzing whether directors and nominees have the qualifications, expertise, diversity and attributes to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the N&CG Committee seeks candidates who will add value to our Board by bringing varied skills, experience, and perspective.

The Board conducts an annual board assessment including Board member peer feedback. This information is used to identify areas of strength or areas that may require additional focus going forward. MVB also maintains a skills profile matrix that reflects the combined background of the current membership of the Board and MVB’s subsidiary boards or directors. This matrix is based on various focus areas of experience and expertise determined to be essential for appropriate strategic direction, advisory depth and oversight from all MVB boards of directors. The N&CG Committee works with the boards and leadership of MVB to determine the level of experience or application in each focus area according to limited, basic, skilled and expert experience. Our Board has a strong mix of this criteria in areas most critical to MVB's success.

As MVB grows and our strategy evolves, so do the skills, qualifications, attributes and experiences necessary for our directors. As such, we believe that periodically refreshing our Board with new perspectives and ideas is critical to representing the interests of our shareholders effectively. At the same time, it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board. Our directors reflect a range of tenures, a balanced mix of ages, and a well-rounded range of attributes, viewpoints and experiences reflective of our business and needs.

Diversity is just one of many factors the N&CG Committee considers in the identification and selection of director nominees. The Board defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills, and other personal attributes that can foster Board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the N&CG Committee focuses on skills, expertise or background that would complement the existing Board. The majority of our directors are or have been residents of our primary markets - North Central West Virginia or Northern Virginia; however, with the expansion of our client base and sales footprint, we have added directors throughout the country. Our directors come from diverse backgrounds including the financial, industrial, professional, and information technology.

For reference, the Board believes that candidates for director should have certain minimum qualifications, including:

•Directors should be of the highest ethical character.
•Directors should have excellent personal and professional reputations.
•Directors should be accomplished in their professions or careers.
•Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.
•Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
•Directors must be willing and able to expend the time to attend meetings of the Board and to serve on Board committees.
www.mvbbanking.com

•The Board will consider whether a nominee is independent, as defined under applicable SEC and Nasdaq standards. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.
•Directors must be acceptable to MVB's and MVB Bank's regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Financial Institutions and must not be under any legal restriction which prevents them from serving on the Board or participating in the affairs of a financial institution.
•Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law, the Bylaws and share ownership guidelines as established by MVB.
•Directors must be at least 21 years of age.

The Board reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

Our Board recognizes the importance of consistent, deliberate Board refreshment and succession planning to ensure that the directors possess a composite set of skills, experience and qualifications necessary for the Board to successfully establish and oversee management’s execution of the Company’s strategic priorities.

In addition, the N&CG Committee identifies and evaluates nominees as follows: In the case of incumbent directors whose terms are set to expire, the N&CG Committee considers the directors’ overall service to MVB or MVB Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and MVB Bank. The N&CG Committee also reviews the payment history of loans, if any, made to such directors by MVB Bank to ensure that the directors are not chronically delinquent and in default.

The N&CG Committee considers whether any transactions between the directors and MVB Bank have been criticized by any banking regulatory agency or MVB Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The N&CG Committee also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law.

The Board will consider director candidates recommended by shareholders for nomination, provided that the recommendations are received at least 90 days prior to the anniversary of the previous year's annual meeting of shareholders. In addition, the procedures set forth below must be followed by shareholders for submitting nominations for directors to the shareholders. The Board does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

For new director candidates, the N&CG Committee uses its network of contacts to compile a list of potential candidates. The N&CG Committee then meets to discuss each candidate and whether he or she meets the criteria set forth above. The N&CG Committee then discusses each candidate’s qualifications and chooses a candidate by majority vote.

In October 2022, the N&CG Committee identified Jan Lynn Owen as a candidate with significant knowledge and experience in the lines of federal, state and international regulatory requirements and her strong background in payments and cryptocurrency and recommended her to the Board for consideration. The Board voted unanimously to elect Ms. Owen to serve on the Board. If officially elected by the shareholders, Ms. Owen will continue to serve on MVB’s Risk and Compliance Committee as well as the N&CG Committee. Ms. Owen will also continue to serve as a member of the board of directors of MVB’s subsidiary, MVB Bank, Inc. (the “Bank”).

MVB Financial Corp. 2023 Proxy Statement

Shareholder Nominations of Directors

The Bylaws provide that nominations for election to the Board must be made by a shareholder in writing delivered or mailed to the President of MVB not less than 90 days prior to the anniversary of the previous year's annual meeting of shareholders, provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary of the previous year's annual meeting, the nominations must be mailed or delivered to the President not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The notice of nomination must contain the following information, to the extent known:

•Name and address of proposed nominee(s);
•Principal occupation of nominee(s);
•Total shares to be voted for each nominee;
•Name and address of nominating shareholder; and
•Number of shares owned by nominating shareholder.

Nominations not made in accordance with these requirements may be disregarded by the Board and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the Annual Meeting, with the exception of Ms. Owen, are incumbent directors or directors of MVB subsidiaries and are included as nominees in this Proxy Statement upon the recommendation of the N&CG Committee. No shareholder recommendations or nominations have been made for the election of directors at the 2023 Annual Meeting.

Nominations for election to the Board for the 2024 Annual Meeting of Shareholders must be made by a shareholder in writing delivered or mailed to the President of MVB on or before Friday, February 9, 2024.
www.mvbbanking.com

Nominees for Election

For this year’s election, the Board has nominated four director candidates. The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by such director nominee that led the Board to determine that he or she could serve as a director. All director nominee biographical information is as of March 15, 2023:

W. Marston Becker (3-year term) MVB Chair and Director Nominee
Mr. Becker, 70, is a seasoned executive with 35 years of experience including CEO and chairman leadership positions in insurance, reinsurance and insurance brokerage organizations in the U.S. and internationally, as well as insurance-related private equity, advisory and investment banking roles. Becker is immediate past Chairman of the Board of QBE Insurance Group, a top 15 global property and casualty insurer. He was appointed to the Board in 2013, became Chair in 2014 and served until March 2020.
Mr. Becker served as President and CEO of Alterra Capital Holdings Limited (“Alterra”) and its predecessors from 2006 to 2013. Mr. Becker serves on a variety of corporate boards in the financial services, manufacturing and non-profit sectors: director of Axis Capital (NYSE: AXS), director of Encova Mutual Insurance in Columbus, Ohio; director of Amynta Group in New York City; Advisory Board member of private equity funds American Securities, Cohesive Capital and Madison Dearborn Partners; director of The Mountain Companies of Parkersburg, West Virginia; member of the Board of Governors of West Virginia University; director of the West Virginia Chamber of Commerce; and board member of the Clay Center for the Arts and Sciences.

Mr. Becker is Chairman of the Board of Directors of MVB Financial Corp. and MVB Bank, Inc. He is also Chairman of MVB’s Compensation Committee and serves on the Finance Committee. Mr. Becker is being nominated as a director due to his background in finance and mergers and acquisitions as well as his experience serving on the board of a public company.

Larry F. Mazza (3-year term) Chief Executive Officer (“CEO”) of MVB and Director Nominee
A recognized banking and financial services executive, Larry F. Mazza embraces industry disruption caused by technology, seeks “blue ocean” opportunities and motivates others to think bigger and do bigger. A high-energy leader with an entrepreneurial mindset who believes fortune favors the bold, Mr. Mazza builds strong professional partnerships through his philosophy of love, trust and commitment.

Mr. Mazza’s expertise and enthusiasm in finance, startups, the growing payments industry, fast-changing technology and highly regulated industries like gaming, and banking-as-a-service have made him a trusted partner and thought leader across the globe.

Mr. Mazza, 62, is Chief Executive Officer of MVB Financial Corp. and MVB Bank, Inc. He joined MVB in 2005 and became CEO in 2009. He has led MVB’s growth from a community bank with 35 employees to a NASDAQ-listed and Russell 2000 company with nearly 500 Team Members and Fintech clients from coast to coast, as well as in Israel and Europe. During Mr. Mazza’s time to date at MVB, total assets have grown to nearly $2.8 billion. MVB’s model now goes beyond traditional banking and leverages the disruption occurring in the financial services industry to the benefit of shareholders and clients
MVB Financial Corp. 2023 Proxy Statement

As an entrepreneur, Mazza is co-owner and business partner of the global sports media business venture Football Talk, LLC, and its nationally recognized and highly successful website ProFootballTalk.com, which is a key content provider for NBC Sports.

A civic-minded volunteer and business leader, Mazza serves as a board member of public companies and non-profit organizations. Appointed by three different governors since 2010, Mr. Mazza continues to serve as a member of the West Virginia Board of Banking and Financial Institutions.

Mr. Mazza is a member of the Board of Directors for BillGO, a startup Fintech company based in Colorado. He is also a founding Board Member of Intercoastal Mortgage, LLC, one of the largest independent mortgage banks operating in the Mid-Atlantic Region. In 2020, he joined the Board of Kraken Financial, a special purpose depository institution based in Wyoming. Kraken Financial is the first bank chartered specifically for cryptocurrency.

From 2007 to 2019, Mr. Mazza served on PDC Energy’s Board, a NASDAQ-listed, Denver, Colorado, based mid-cap oil and gas Nasdaq-listed company where he served on the Compensation Committee, Chair of the Nomination & Governance Committee and was an Audit Committee member. In 2017, he became a National Association of Corporate Directors (NACD) Board Leadership Fellow.

A West Virginia University graduate with a bachelor’s degree in Business Administration, Mr. Mazza began his career as a Certified Public Accountant. He worked for KPMG as a CPA with a focus on auditing, including audits of financial institutions. Prior to joining MVB, Mr. Mazza was Senior Vice President & Retail Banking Manager for BB&T Bank’s West Virginia North region. His 20 years at BB&T (now Truist Bank), included serving as President of Empire National Bank and as Regional President of One Valley Bank.

Mr. Mazza is being nominated as a director due to his extensive business expertise, including as a CPA and CEO. Mr. Mazza is viewed as a visionary leader executing a business model that integrates the fintech industry with traditional banking.

Jan L. Owen (1-year term) Director Nominee
Ms. Owen,71, is a graduate of California State University, Fresno, where she earned her bachelor of arts degree in Economics.

Since 2019, Ms. Owen has been a senior advisor in the Financial Services Group at Manatt, Phelps & Phillips, LLP and is based in the Sacramento, California, office. Her practice includes a wide range of oversight work, including accountancy, assets recovery, auditing, banking, benefits administration, corporate governance counseling, strategic planning, public policy review and analysis, regulatory representation, budget preparation and financial reporting. Her clients include major banks and consumer financial institutions, fintech startups, blockchain and cryptocurrency companies, cannabis owners and operators and technology companies.

From 2013 to 2019, Ms. Owen served as the Commissioner of California’s Department of Business Oversight, which is now known as the Department of Financial Protection and Innovation, the state of California’s financial regulator.

Prior to that, she served as Commissioner of the California Department of Corporations. Before serving in these significant public roles, Ms. Owen worked at a leading investment banking firm, one of the world’s leading consumer products companies and at her own consulting firm. She is a frequent speaker and author on topics relating to regulatory and consumer protection developments for California and other states nationwide.
www.mvbbanking.com

Ms. Owen served as a member of the Board of Directors for the Bank of Southern California from 2020 to 2022. Since 2020, she has been a member of Kraken Bank’s Board of Directors and, since 2019, she has served on the Advisory Boards of Radicle Impact and Jiko.

Ms. Owen will serve as a member of both the Risk & Compliance and Nominating & Corporate Governance Committees of the Board. Ms. Owen will also serve as a member of the boad of directors of MVB Bank, Inc. Ms. Owen is being nominated as a director due to her significant knowledge and experience in the lines off federal, state and international regulatory requirements and her strong background in payments and cryptocurrency.

Cheryl D. Spielman (3-year term) MVB Director Nominee
Ms. Spielman, 67, is a retired Partner from Ernst & Young U.S., LLP, retiring in 2015, where she led various groups from 1997 - 2015, serving as Leader of Human Capital for Financial Services for the last eight years there. From 1989 to 1996, she was an executive with the firm. She has been a personal consultant and advisor to CEOs in various industries, including financial services, consumer products and entertainment.
She has a great deal of financial experience with an audit background. Upon retirement from Ernst & Young, she served on the board of directors of IPM, a privately held technology systems integration company, which sold in 2017. From 2017 to 2019, she served as a member of the board of directors of First Republic Bank (FRC), which is headquartered in California. Previously, Ms. Spielman was a tax professional at Arthur Young & Company. She is a trustee of the Cornell University Hillel Board and the Women’s Foundation of South Palm Beach County. Ms. Spielman also serves on the Board of Governors and is former Vice President and current Treasurer of the Polo Club of Boca Raton, Fla. She earned a Bachelor of Science degree in 1977 from Cornell University and an M.B.A. in 1980 from the University of Chicago. She is also a Certified Public Accountant.

Ms. Spielman is currently Chair of MVB's Audit Committee and serves on the Finance Committee as well as the Risk and Compliance Committee. She is designated as an Audit Committee Financial Expert by the Board. Ms. Spielman also serves as a member of the board of directors of MVB Bank, Inc. She is being nominated as a director due to her strong background and experience in accounting, client-focused global human resources and tax services, tax risk management and employment related issues.

MVB Financial Corp. 2023 Proxy Statement

Directors Not Up For Election

The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by such director nominee that led the Board to determine that he or she could serve as a director. All director nominee biographical information is as of March 28, 2022:

John W. Ebert MVB Director

Mr. Ebert, 63, is President of J.W. Ebert Corporation, which owns 40 McDonald’s franchises in West Virginia, Pennsylvania, and Maryland. Mr. Ebert has more than 30 years of retail experience. He is the former Chairman of McDonald’s East Division Profit Team representing 5,000 restaurants. He is the former President of the Pittsburgh Region’s McDonald’s Owner/Operator Association. Mr. Ebert is a 1982 graduate of the University of Notre Dame with a Bachelor of Science degree in Accounting. He began his career as a Certified Public Accountant for a national accounting firm. Mr. Ebert also serves on the WV Game Changers Board of Directors.
Mr. Ebert is currently Chair of MVB's N&CG Committee and serves on the Audit and Compensation committees. He also serves as a member of the board of directors of MVB Bank, Inc. We believe Ebert’s knowledge of the North Central West Virginia market, his educational background and his business proficiencies, which include the areas of budget, risk assessment, and human resources make him qualified to serve as a member of the Board.

Daniel W. Holt MVB Director
Mr. Holt, 51, is Co-Founder & CEO of BillGO, an award-winning real-time bill management and payments platform that serves more than 30 million consumers and thousands of financial institutions, fintech companies, and billers. Under his leadership, BillGO has become the top bill payments engine in the financial industry. After serving eight years in the U.S. Air Force, Mr. Holt held several leadership positions in Silicon Valley. For eight years, his team at HEIT built the leading cloud services company for the financial industry. Upon its acquisition, Mr. Holt led CSI’s technology and services as President and General Manager. During his tenure, CSI became the largest secure banking cloud for community banks and credit unions.

Mr. Holt has served on boards for Allied Payment Network, Dragnet Solutions and Community Funded, and he mentors students in Colorado State University’s Entrepreneurship Program. He earned certifications as a Project Management Professional, Certified Information Systems Security Professional and GIAC Systems and Network Auditor. He is also part of the Fed Secure Payments Task Force. Mr. Holt holds a bachelor’s degree from the University of Maryland and an MBA from Colorado State University.

Mr. Holt currently serves on the N&CG Committee. He also serves as a member of the board of directors of MVB Bank, Inc. We believe Mr. Holt’s leadership, education, business and professional development accomplishments in the financial and technology industries make him qualified to serve as a member of the Board. With MVB’s continued expansion and focus on the fintech industry, his expertise is critical for Board enhancement.

www.mvbbanking.com

Gary A. LeDonne MVB Director
Mr. LeDonne, 61, serves as Executive in Residence at the John Chambers College of Business & Economics of West Virginia University. He is a retired Partner of Ernst & Young LLP, retiring in 2014 as East Central Region Tax Managing Partner. Throughout his career with Ernst & Young LLP, Mr. LeDonne served many banking, insurance, and capital market clients. He has an extensive background in strategy development, succession planning, and talent management. He received his Bachelor of Science degree from Fairmont State University and his Master of Professional Accountancy degree from West Virginia University.

Mr. LeDonne is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. LeDonne is a member of the Visiting Committee of the John Chambers College of Business & Economics of West Virginia University. Mr. LeDonne serves on the Governing Board of The Graphite Company of the Americas (“GRAPHCOA”) and its affiliates. GRAPHCOA is a private equity backed graphite mining business in Brazil.

Mr. LeDonne currently serves as Chair of MVB's Finance Committee. He is also a member of MVB's Audit and Risk committees and serves as a member of the board of directors of MVB Bank, Inc. He is designated as an Audit Committee Financial Expert by the Board. We believe Mr. LeDonne’s extensive knowledge of the Mid-Atlantic region business community and his investment, financial, and accounting expertise make him qualified to serve as a member of the Board.

Kelly R. Nelson, MD MVB Director
Dr. Nelson, 63, is a physician in Bridgeport, WV and is currently employed by WVU Medicine as Coordinator of Provider Relations and Primary Care Provider. He spent the bulk of his career pioneering the Urgent Care sector and served as Senior Vice President for MedExpress managing their Occupational Medicine and Workman’s Compensation Programs for nearly a decade. He established and managed Medbrook Medical Associates for 25 years before it was acquired by MedExpress. He is extremely active in community organizations and is currently President and board member of the Medbrook Children’s Charity. He is a graduate of Auburn University with a Bachelor of Science degree in Biology and received his medical degree from the University of Alabama School of Medicine.
Dr. Nelson is currently Chair of MVB’s Risk and Compliance Committee and serves on the N&CG Committee. He also serves as a member of the board of directors of MVB Bank, Inc. We believe Dr. Nelson’s understanding of the medical community in North Central West Virginia, his educational and business insight, and his community activities throughout the region make him qualified to serve as a member of the Board.
MVB Financial Corp. 2023 Proxy Statement

Lindsay A. Slader MVB Director
Ms. Slader, 37, serves as the Managing Director of Gaming at GeoComply, a cybersecurity and fraud prevention firm delivering geolocation and user authentication technologies to the gaming, media & entertainment, online banking, payments and cryptocurrency industries. She joined the company in its infancy in 2012 as its first employee, and currently leads GeoComply’s core business in online gaming and sports betting, including the gaming business’ product, marketing, revenue, regulatory compliance, and operational verticals.

Having worked in the internet gaming and digital services industries for fifteen years, Ms. Slader is a recognized expert in her field; regularly speaking at industry conferences, and as a weekly media contributor to both mainstream business and gaming industry publications. Over the last decade, Ms. Slader has provided expert witness testimony on regulatory compliance, geolocation technologies, and her gaming industry expertise at several state and federal hearings. Prior to GeoComply, she spent five years specializing in regulatory compliance, gaming technology, and business development at gaming compliance testing companies Gaming Laboratories International and Technical Systems Testing.

Ms. Slader’s contributions to the iGaming industry have been significant leading her to win awards such as 2019 Emerging Leaders of Gaming 40 Under 40 and the 2021 iGaming Business Most Influential Women.

Ms. Slader is a graduate of the University of British Columbia, with BA in political science and international relations. She also holds a Post-Graduate Diploma in Urban Studies from Simon Fraser University, and certificate in European Strategic Policy from Science Po Lille.

Ms. Slader currently serves on MVB’s Risk and Compliance Committee as well as the Compensation Committee. She also serves as a member of the board of directors of MVB Bank, Inc. We believe her knowledge and experience in the lines of business development, gaming, technology, fraud prevention and regulatory compliance.

There are no family relationships among the directors of MVB or MVB Bank.

www.mvbbanking.com

Compensation of Directors

Our HR and Compensation Committee periodically reviews and recommends updates to the director compensation program for our Board approval. No changes were made to the form or amount of director compensation for 2022.

MVB uses a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, as well as the skill level we require of members of our Board.

2022 Director Compensation
Board or Committee	Chair Retainer (Annual)	Member Retainer (Annual)

MVB Financial Corp.		$20,000
Chairman of the Board	$50,000
Audit Committee	$25,000	$5,000
Risk and Compliance Committee	$20,000	$4,000
Compensation Committee	$20,000	$4,000
N&CG Committee	$15,000	$3,000
Finance Committee	$20,000	$4,000
*All non-employee directors are granted $75,000 worth of restricted stock units with a one-year time vesting schedule as an equity award.
MVB Financial Corp. 2023 Proxy Statement

Director Compensation - Fiscal Year 2022

Director Name	Fees Earned or Paid in Cash1	Stock Awards[2]	Total
David B. Alvarez[3]	$69,792	$75,000	$144,792
W. Marston Becker	$75,708	$75,000	$150,708
John W. Ebert	$70,042	$75,000	$145,042
Daniel W. Holt	$57,833	$75,000	$132,833
Gary A. LeDonne	$83,625	$75,000	$158,625
Dr. Kelly R. Nelson	$70,750	$75,000	$145,750
Jan L. Owen[4]	$27,458	$—	$27,458
J. Christopher Pallotta[3]	$11,833	$—	$11,833
Anna Sainsbury[3]	$4,375	$—	$4,375
Lindsay A. Slader	$41,917	$75,000	$116,917
Cheryl D. Spielman	$74,917	$75,000	$149,917

1 Includes MVB Board and committee fees and fees paid for service on MVB subsidiary boards of directors.
2 Each director was granted Time-Vested RSUs on June 1, 2022 at a share price of $36.51 per share for 2,054 shares, which will be fully vested on June 1, 2023.

3 Directors Pallotta and Sainsbury retired from the Board on May 17, 2022 and Director Alvarez retired from the Board on August 25, 2022.

4 Director Owen joined the Board on October 15, 2022.

Director Mazza’s board compensation is included in the Summary Compensation Table on page 49.
www.mvbbanking.com

Executive Officers

This section includes biographical information for MVB’s executive officers, other than Mr. Mazza.

Donald T. Robinson President & Chief Financial Officer
Donald Robinson, 48, President and Chief Financial Officer of MVB, has been with MVB since 2011. Mr. Robinson was appointed as President of MVB and MVB Bank on January 27, 2022. Prior to becoming President, Mr. Robinson served as Executive Vice President, Chief Financial Officer and Corporate Development Officer for MVB and MVB Bank. Mr. Robinson started his career in public accounting with Arthur Andersen and was an audit manager in the Washington, D.C., office’s technology and emerging markets practice. After leaving Andersen, he joined a local West Virginia accounting firm and was the partner in charge of the audit practice. In 2005, he joined Linn Energy as the Chief Accounting Officer and was a key member during its 2006 initial public offering.
Prior to joining MVB, Mr. Robinson was the commercial regional manager for Huntington Bank’s West Virginia region. He serves on the board of the Marc Bulger Foundation, Finance Committee of St. Francis Central Catholic School; is the founder and organizer of the Mon County Baseball Classic which benefits Stepping Stones; works with the WVSSAC on its Opioid Awareness Summit and Gamechanger Program; and is a member of Mon General Hospital’s Board of Directors.

Craig B. Greathouse Executive Vice President, Chief Administrative Officer
Craig “Brad” Greathouse, 51, Executive Vice President, Chief Administrative Officer, has been with MVB since 2018. Mr. Greathouse was appointed Executive Vice President & Chief Administrative Officer on January 27, 2022. Prior to that, he served as Executive Vice President, Chief People and Culture Officer of MVB. With more than 20 years of progressive leadership experience, he was previously employed by Mylan’s North America leadership team where he was responsible for overseeing employee engagement and labor relations, succession planning and talent development, as well as leading and supporting several business transformations and restructuring projects.

Mr. Greathouse also spent more than 12 years at GE Aviation as an Executive Human Resources Leader. He has been involved in community service activities throughout his career. Mr. Greathouse was a community campaign chairman for the United Way of Monongalia and Preston Counties and served on its board of directors for nearly six years.

MVB Financial Corp. 2023 Proxy Statement

John C. Marion Executive Vice President, Chief Operating Officer
John Marion, 55, Executive Vice President, Chief Operating Officer has been with MVB since 2020. Mr. Marion was appointed as Executive Vice President & Chief Operating Officer on January 27, 2022. Prior to that, he served as Executive Vice President, Chief Risk Officer of MVB. He was former President at Comenity Bank; Board Advisor for ClearGage; serves on Downtown Visions Board; has experience working for an internationally-recognized accounting firm; and has over 20 years of banking and senior leadership experience across finance, risk management and public accounting,
At MVB, Mr. Marion is responsible for the full development and execution of an enterprise-wide risk management (ERM) program and associated activities. Mr. Marion and his team ensure appropriate and effective risk management is occurring at all levels and functional areas within MVB, including all of its subsidiaries. He previously served as President of Comenity Bank, overseeing the operations of the $15 billion bank that is a subsidiary of Alliance Data Systems providing private label and co-branded payment, credit and online deposit services to consumers and businesses in the U.S. From 1997 to 2016, Mr. Marion held leadership positions for JPMorgan Chase. From 2004 to 2016, he was Managing Director and CFO for Chase Digital.
There are no family relationships among the executive officers of MVB or MVB Bank.
www.mvbbanking.com

Executive Compensation

This section describes the compensation program for our named executive officers and includes the required executive compensation tables.

Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on this review and discussion, the Human Resources and Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

Members of the Human Resources and Compensation Committee,
W. Marston Becker (Chair), John W. Ebert, and Lindsay A. Slader

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of MVB’s 2022 executive compensation program. This includes discussion and background information regarding the compensation of the CEO, President and CFO, and the next two most highly-compensated executive officers of MVB, collectively referred to as the named executive officers (“NEOs”).

Executive’s Name	Title
Larry F. Mazza	Chief Executive Officer
Donald T. Robinson	President and Chief Financial Officer
Craig B. Greathouse	EVP, Chief Administrative Officer
John C. Marion	EVP, Chief Operating Officer

This CD&A is intended to be read in conjunction with the tables and accompanying footnotes and narrative disclosure that immediately follow this section, which provide further historical compensation information.

CD&A Summary

Overall, the Board believes that MVB’s compensation program is effective in aligning the compensation of executive officers with the long-term interests of MVB shareholders. Incentive compensation programs consist of a blend of annual performance and time-based compensation. Such programs are structured to preclude excessive and unnecessary risk-taking and utilize performance metrics established in advance based on an annual budget and business planning process. MVB’s incentive plans also contain caps or limits on the amounts that can be awarded.

Clawback policies are also imposed on all compensation awards so that awards or payments are adjusted or recovered if the performance measures supporting such an award are subsequently restated or otherwise adjusted to levels which do not support the award or payment.

MVB Financial Corp. 2023 Proxy Statement

Business Highlights

In 2022, MVB launched its MVB F-1 Strategy. Execution of this strategy saw MVB hit record highs in assets and net income. Also, NIB deposit growth of 10% was above industry and peer performance. In 2022, the challenging economic environment and rising rates impacted earnings and the company saw a decrease in net income and earnings per share of 62% and 63%, respectively.

MVB believes that the deposit franchise is a key component to the shareholder value of a bank. A major aspect to the deposit franchise is the deposit mix, including NIB deposits. MVB continues to improve the deposit mix and NIB deposits now account for 48% of total deposits.

Additionally, NIM continues to be a major contribution to MVB’s earnings. MVB’s tax-equivalent NIM increased 78 bps, while peer banks saw NIM increase 29 bps during 2022. Primarily driven by the growth in NIB deposits, MVB reported a 53 basis point favorable spread on the tax-equivalent NIM during 2022, while peer banks saw a favorable spread of 29.

MVB believes that asset quality will always remain a key risk to the banking industry and is critical to safety and soundness. As of December 31, 2022, nonperforming loans as a portion of total loans decreased to 47 basis points, from 95 basis points as of December 31, 2021. In 2021, MVB released $6.2 million of allowance for loan losses as a result of improvements in allocation rates, portfolio risk grades and economic and business factors MVB’s non-performing assets to total assets as of December 31, 2022 was 40 bps, as compared to 61 bps for the peer group mentioned above. Additionally, net charge offs to average loans in 2022 were 39 bps.

Common cash dividends grew from $0.51 per share in 2021 to $0.68 per share in 2022 (a 33% increase).

Finally, an important metric to shareholders and shareholder value is MVB’s book value and tangible book value. In 2022, book value and tangible book value decreased $2.01 per share, or 9%, and $1.92 per share, or 9%, respectively.

Tangible book value per common share is a non-U.S. GAAP financial measure that the Company believes is helpful to interpreting financial results. For a reconciliation to the most directly comparable U.S. GAAP financial measure, see page 39 of MVB’s Annual Report on Form 10-K for the year ended December 31, 2022.

www.mvbbanking.com

MVB Financial Corp. 2023 Proxy Statement

www.mvbbanking.com

MVB Financial Corp. 2023 Proxy Statement

Components of MVB’s Compensation Program

Compensation Philosophy and Objectives

MVB’s compensation programs are designed to provide competitive compensation and benefits to promote the interests of MVB and its shareholders while enabling us to attract and retain top-quality executive talent. MVB’s compensation philosophy is built on five core compensation principles:

1.Pay for Performance
Our philosophy is performance-based. For those Team Members in similar positions, we strive to award our strongest performers the most pay. Outstanding performance receives outstanding rewards. Our incentive plans are designed to drive and improve individual and business performance. Each plan requires measurable goals and objectives to be set, communicated, achieved, and audited prior to any award made. Award eligibility varies based on a Team Member’s level within the Company, their ability to drive results as well as relevant market pay data. Those with unacceptable performance are not eligible for incentive awards or merit increases.

2.Sound Compensation Practices
All MVB compensation elements will comply with appropriate regulations and sound compensation practices, which neither pay excessive compensation nor encourage inappropriate risk-taking. All behavior must be consistent with MVB’s purpose and values.

3.Pay Structure
Various positions require various levels of skills, knowledge and personal attributes that drive different rates of pay and/or variable compensation opportunity. Geographic locations will also factor into the process. MVB has an established job structure that provides a formal hierarchy of grades and salary ranges as well as a formal job evaluation process to determine fairness in job placement within the structure. This practice guides us in providing internal equity amongst positions and ensures the maintenance of fairness in our compensation practices across divisions of the organization.

4.Market Competitive Compensation
The “market” sets the framework for pay opportunity and achievement against objectives drives the actual payout. The intent of the compensation philosophy is to maintain a competitive compensation program and attract and retain top talent across the organization. MVB conducts a market study of benchmark positions every year, as appropriate, to determine the competitive posture of the organization and need for any changes. Reclassification of positions may occur on an ongoing basis depending on recommendations from senior management as well as updated market data.

5.Profitability Drives the Programs
Profitability and success are the key drivers in determining actual pay earned. It is the responsibility of senior management to ensure our plans provide a positive return to our Company and shareholders, in addition to appropriately rewarding contributions and successful performance.

How Our Pay Program Works

Our executive compensation philosophy, as outlined above, continues to be based on attracting and retaining top talent while providing competitive compensation that creates a direct, meaningful link between business results and compensation opportunities. We deliver compensation at various levels following three primary elements:

1.    Base Pay
Base pay is used to maintain market competitiveness in attracting and retaining top talent executive officers. Base salaries are reviewed annually, and merit increases are awarded based on individual performance and in-line with a merit budget. Merit budgets are determined annually based on market conditions and the success of the Company.

www.mvbbanking.com

2.    Short-Term Incentives
Short-term incentive plans are variable pay plans that cover a performance period of 12 months or less. They are designed to reward the performance of eligible Team Members who impact the achievement of short-term Company objectives. Each plan’s unique performance criteria correspond with the positions eligible by that plan, providing a clear framework of the “pay for performance” opportunity.

3.    Long-Term Incentives
The long-term equity award program is designed to award key significant executives and selected contributors with long-term capital accumulation opportunities in the form of stock in order to attract top-level new hires, enhance retention, reward for sustained long-term results and build stock ownership. Eligibility for an annual equity award is based on the Executive’s demonstrated long-term value to the organization and market competitiveness.

For 2022, the long-term incentive grants for NEOs were comprised of an even split of performance-based and time-based RSUs. Performance-based RSUs vest based upon internal Tangible Book Value (“TBV”) (25%) and relative Total Shareholder Return (“TSR”) (25%) performance over a three-year period and the time-based RSUs (50%) have a 3-year time vesting schedule.”

All executive level equity awards are granted at the discretion of the Human Resources and Compensation Committee and must be approved by the Board of Directors.

Target Executive Pay Mix

Consistent with our desire to align pay and performance, we take the above-mentioned primary compensation elements and more heavily weight their distribution towards variable (both bonus and equity) pay. Although our HR and Compensation Committee does not target a specific allocation for each pay element, they are nevertheless cognizant of delivering an appropriate balance between fixed and variable elements, as well as short- and long-term incentives, as evidenced here in the following 2022 target pay mix allocation.

Executive variable compensation (both bonus and equity) reflects competitive total compensation for MVB’s NEOs compared to market.

MVB Financial Corp. 2023 Proxy Statement

Pay and Performance

Our compensation program is grounded in a pay-for-performance philosophy. Performance goals in both our short and long-term incentive plans are set at challenging levels, with the ultimate goal that performance will drive long-term, sustainable value for shareholders. When financial and stock performance goals are not met, pay outcomes for our executives should reflect this reality.

www.mvbbanking.com

Compensation Governance Practices

MVB’s pay-for-performance philosophy and compensation governance practices provide an appropriate framework to executives to achieve financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some practices include:

•Pay-for-performance philosophy and culture
•Comprehensive clawback policy
•Stock Ownership Guidelines for Executives and Directors
•Responsible use of shares under MVB’s long-term incentive program
•Access to Independent compensation consultants
•Annual risk assessments of the compensation programs

Say-on-Pay Vote Results
At the 2022 Annual Meeting, 98.59% of the shareholders of MVB voted in favor of our executive compensation proposal (commonly known as “Say-on-Pay” proposal). The Human Resource and Compensation Committee believes this voting result reflects strong shareholder support for our current compensation practices.

The Compensation Committee will continue to review our executive compensation program as well as consider the outcome of the “Say-on-Pay” votes when making future compensation decisions for the NEOs.

Establishing Executive Compensation

Role of the Human Resource and Compensation Committee

The Human Resource and Compensation Committee’s process begins with establishing individual and corporate performance objectives by the first quarter of each calendar year. The Compensation Committee engages in an active dialogue with the CEO concerning strategic objectives and performance targets. The Compensation Committee also reviews the appropriateness of the financial measures used in incentive plans, the degree of difficulty in achieving performance targets, and appropriate risk levels. Corporate performance objectives are established based on a targeted return on assets and return on equity, as well as growth in earnings per share and financial goals for each of the particular business units within MVB.

The Human Resource and Compensation Committee annually reviews the Committee Charter and Executive incentive plans used throughout MVB. The Compensation Committee determines whether the plans, individually or collectively, encourage excessive risk taking, whether each of the plans has reasonable limits and caps, and whether the overall structure of the incentive plans is aligned with the interests of the shareholders.

Role of Management

Management also plays a role in the compensation setting process. Typically, MVB's CEO will evaluate the performance of the other executive officers and will assist the Human Resource and Compensation Committee in determining appropriate performance targets and objectives for the incentive plans. The CEO may participate in Compensation Committee meetings, when requested, to discuss these items as well as recommendations regarding salary increases, bonuses and other compensation-related matters. The Compensation Committee exercises its own independent informed judgement in approving compensation for all executive officers and assessing corporate performance against the pre-established objectives. The CEO is not present during deliberations or voting with respect to his own compensation.

MVB Financial Corp. 2023 Proxy Statement

Investor Outreach

Investing in an outreach program, MVB’s CEO, CFO and in some cases, the Chairman of the Compensation Committee, met with the Company's top investors to share the Strategic Plan, provide an overview of leadership and structure, and present MVB compensation methodology. Other topics included Board governance and executive compensation framework outlining where MVB is adopting best practices and providing alignment with the shareholders. The meetings and discussions were well received by all participants. Throughout the outreach, MVB connected with many institutional investors.

Use of Outside Advisors

Pursuant to the authority granted to it in its charter, the Compensation Committee may engage an independent executive compensation consultant. In 2022, the Compensation Committee engaged Pay Governance LLC, to provide consulting services to the Compensation Committee, including advice on compensation philosophy, incentive plan design, executive job compensation analysis, and CD&A disclosure, among other compensation topics.

The Compensation Committee conducted a specific review of its relationship with Pay Governance, taking into account the independence factors set forth in applicable SEC and Nasdaq rules, and determined that Pay Governance’s work for the Compensation Committee did not raise any conflicts of interest.

www.mvbbanking.com

Risk Consideration

The Compensation Committee is responsible for establishing incentive plans for executive officers that achieve an appropriate balance between MVB’s results and risk. The Compensation Committee recognizes that business in the financial industry inherently requires that MVB take on certain risks: in its lending activities, depository activities, and investing activities, as well as other facets of the organization. Upon due consideration of these items, the Compensation Committee believes that MVB incentive plans are designed in such a way as to encourage executives to take only prudent levels of risk in the pursuit of strong performance on behalf of shareholders. Furthermore, the Compensation Committee believes that MVB’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.

Compensation Competitive Analysis

Use of Peer Group

The Compensation Committee seeks to provide total targeted direct compensation that is competitive and dependent on Company performance and other factors, including size of assets, and market capitalization. MVB adopts the position that annual compensation for all executive officers should provide bonuses based on performance metrics established at the discretion of the Compensation Committee.

MVB’s talent acquisition strategy focuses on attracting and retaining executives with the experience and skills necessary to grow the organization. MVB executives have generally come from larger metropolitan areas and/or institutions that are significantly larger than MVB. As a result, MVB has found it necessary to provide a base salary that exceeds the median of banks comparable to MVB's asset size in order to execute company strategy. Other elements of compensation are adjusted to recognize this positioning & continue to approximate competitive total pay opportunities.

2022 Peer Group

Our Compensation Committee, with the support of Pay Governance, reviewed the continued appropriateness of our peer group composition. A new peer group of 14 firms was selected by MVB in January 2022 which includes some peers with financial technology products and services as part of their business model.

•Assets: $1.5B -$7.5B;
•No geographic location utilized;
•Market Cap: $100M - $2.5M
•3-Year Deposit Growth +10% CAGR
•Market Cap to Book Ratio >1.0x
•Market Cap to Revenue Ratio >2.5x
•Business Model Differentiation: FinTech Focus, Consulting, Venture Capital, Tech Forward

Using these criteria, the following companies were identified as MVB's 2022 peer group:

Live Oak Bancshares Inc.	Byline Bancorp, Inc.
Triumph BanCorp, Inc.	Heritage Commmerce Corp.
Pathward Financial, Inc.	Atlantic Capital Bancshares, Inc.
The Bancorp, Inc.	Coastal Financial Corporation
Metropolitan Bank Holding Corp.	First Internet Bancorp
Primis Financial Corp.	Capital Bancorp, Inc.
National Bank Holdings Corporation	Esquire Financial Holdings, Inc.
MVB Financial Corp. 2023 Proxy Statement

Components of Executive Compensation

MVB’s executive compensation program consists of three primary elements: base salary, short-term annual cash incentives, and long-term equity incentives, each of which are provided pursuant to employment agreements between MVB and each NEO.

2022 Executive Compensation Highlights

•2022 Executive Annual Incentive Plan

The Company must satisfy a trigger based on exceeding annual average analyst’s earnings per share for any payments to occur. A portion of the incentive award for all officers is based on corporate performance, which is assessed according to five equally weighted metrics: NIB Deposit Growth, Total Noninterest Income, Net Loan Growth, Charge-Offs/Total Loans, and an individual performance card rating.

•2022 Long-Term Incentive Plan

The Company long-term incentive plan vehicles are time-based and performance-based RSU awards. The performance-based awards will vest based upon TBV (25%), which reflects stronger ties to shareholder’s stock price valuation, and relative TSR (25%) performance over a three-year period. The vested amounts ranging from 0% to 200% of target, is dependent on company results. The time vesting RSUs (50%) will vest solely based on continued service, with a three-year graded vesting schedule.

Stock Ownership Guidelines

In May 2019, our Board approved new stock ownership guidelines for both our executives and outside directors to further align their interests with our shareholders. The President and CEO must own three times (3x) their annual base salary. Designated executives must own one time (1x) their annual base salary, and directors must own ten times (10x) their annual cash retainer. Executives have five years to meet the ownership requirements. Directors have three years. Stock ownership is reviewed by the Compensation Committee annually.

Base Salary

Base salary is a key element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the peer groups, competitors for talent (which are generally larger banks), internal pay equity and the tax deductibility of base salary.

Executive	2022 Base Salary ($)	2021 Base Salary ($)	% Change
Larry F. Mazza	$850,000	$780,000	9%
Donald T. Robinson	$525,000	$430,000	22%
Craig B. Greathouse	$375,000	$300,000	25%
John C. Marion	$375,000	$325,000	15%
Competitive salary adjustments were made due to internal reorganization and promotions. Mr. Robinson was promoted to President; Mr. Greathouse to Chief Administrative Officer and Mr. Marion to Chief Operating Officer in March 2022.
www.mvbbanking.com

2022 Annual Incentive Plan

Our annual incentive plan has a two-tiered performance evaluation structure:

1.EPS Funding Metric – set in an objective manner using the average of published analyst expectations for the fiscal year. This sets a rigorous standard before bonuses can be paid at any level to executives. Failing to achieve that level of performance results in no bonuses being paid to our executives regardless of results achieved in other financial areas.

2.Scorecard of Financial Performance Modifiers and Individual Performance – performance goals are set with consideration for objectives set out in our strategic plan, external market conditions and investor expectations. The scorecard contains metrics measuring income, growth and credit quality and an individual performance goal rating which provide a balanced approach to determining incentives. Five goals were set, with equal weighting, all based on MVB Bank and MVB Financial Corp. performance:

Primary Trigger: Analyst Target: $1.43 Earnings Per Share (EPS) Actual: $1.23

Annual Incentive Plan Goals	Weight	Threshold -Eligible for 85% of Potential Payout	Target - Eligible for 100% of Potential Payout	Maximum - Eligible for 200% of Potential Payout	Performance as of 12/31/22
Noninterest Bearing Deposit Growth	20%	$90,000,000	$120,000,000	$150,000,000	$173,713,058
Total Noninterest Income	20%	$40,000,000	$55,000,000	$65,000,000	$38,255,893
Charge Offs/Total Loans	20%	0.35%	0.30%	0.25%	0.37%
Net Loan Growth	20%	$150,000,000	$200,000,000	$250,000,000	$602,132,398

In February 2023, the Compensation Committee evaluated the performance of the Company under the 2022 Annual Incentive Plan. Despite achieving above maximum performance on two of the four financial scorecard metrics above, no annual incentives were earned for 2022 due to below threshold performance on the EPS funding metric. The results of the scorecard of financial and individual performance metrics would have resulted in a payout of approximately 100% of target if the EPS threshold had been met.

Executives had target bonus opportunities, as a percentage of base salary, ranging from 35% to 75%, with the opportunity to earn 85% to 200% of that amount based on performance.

Named Executive Officer	2022 Salary ($)	Pro-rated Salary ($)	Target (%)	Threshold 85% ($)	Target 100% ($)	Maximum 200% ($)	2022 Incentive Payout
Larry F. Mazza	$850,000	$832,500	75%	$530,719	$624,375	$1,248,750	$—
Donald T. Robinson	$525,000	$501,250	40%	$170,425	$200,500	$401,000	$—
Craig B. Greathouse	$375,000	$356,250	35%	$105,984	$124,688	$249,376	$—
John C. Marion	$375,000	$362,500	35%	$107,844	$126,875	$253,750	$—

MVB Financial Corp. 2023 Proxy Statement

Long-Term Incentive Compensation

MVB’s Compensation Committee believes that long-term incentive compensation is an important component of the compensation program because it has the effect of retaining and motivating executives, aligning executives’ financial interests with the interests of shareholders, and rewarding the achievement of MVB’s long-term strategic goals.

2022 Equity Grants

Eligibility for an annual equity award and the size of the award is based on market analysis and peer comparison by Pay Governance, LLC., MVB’s independent compensation consultant. The Board of Directors, in its sole discretion, determines equity awards for the CEO. Executives received equity through two different vehicles:

•Time-based equity awards (RSUs); and
•Performance-based equity awards (performance RSUs)

The performance RSUs will vest based upon internal TBV goals (25%) and relative TSR (25%) performance over a three-year period, with vested amounts ranging from 0% to 200% of target, depending on results. The time-based RSUs (50%) will vest solely based on continued service, following a three-year graded vesting schedule.

In 2022, MVB’s NEOs received the following grants pursuant to the plan.

		Time-Based RSUs (50%)		TSR-Based RSUs (25%)		TBV-Based RSUs (25%)
	% of Salary	Granted (#)	Share Price ($)	Granted (#)	Share Price ($)	Granted (#)	Share Price ($)
Larry F. Mazza	65%	6,895	$40.06	3,102	$44.52	3,447	$40.06
Donald T. Robinson	50%	3,276	$40.06	1,474	$44.52	1,638	$40.06
Craig B. Greathouse	35%	1,638	$40.06	737	$44.52	819	$40.06
John C. Marion	35%	1,638	$40.06	737	$44.52	819	$40.06

Total Shareholder Return Comparison Group and Methodology*

The award subject to TSR performance will be assessed utilizing an “outrank” methodology, whereby MVB’s percent rank is assessed against its compensation peer group, defined as the peer group in use at the time of grant. The percent rank will determine the payout percentage as described in the table below. If MVB’s percentile rank falls between the threshold and target percentiles, or between the target and maximum percentiles, payouts will be interpolated accordingly:

Performance Level	TSR Percent Rank	Payout (% of Target)
Not Eligible	Below 25th Percentile	0%
Not Eligible	25th Percentile	0%
Target	50th Percentile	100%
Maximum	75th Percentile	200%
*In the event, the Company’s TSR over the performance period is negative, the earned payout percentage shall not exceed 100%.

Tangible Book Value Goal

An additional 25% of the award is subject to the bank’s TBV performance but is assessed against internal goals. These goals will be defined at Threshold, Target and Maximum performance, and will correspond with payouts at 0%, 100%, and 200% of target, respectively.
www.mvbbanking.com

The TBV goal will be defined for the three-year period, based on the earned percentage as of December 31, 2024. The goals will be established and defined in awards agreements at the time of the grant.

Performance Level	TBV as of 12/31/2024	Payout (% of Target)
Below Target	< $29.00	0%
Target	$29.00	100%
Maximum	equal to or > $33.00	200%

Additional Compensation Practices and Policies

Recoupment (“Clawback”) Policy

MVB has an incentive compensation recoupment ("clawback") policy in place, which provides for the recoupment of certain compensation paid to executive officers of the Company under certain circumstances involving material financial restatements. MVB may recoup any cash and equity incentive compensation that is paid, awarded or vested based on the achievement of reported financial results that are subsequently restated or otherwise adjusted to levels which do not support the award or payment.

Hedging Policy

Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, NEOs, Officers and Directors are prohibited from engaging in any such transactions.

Margin Accounts and Pledged Securities

Margin accounts and pledging of Company securities are permitted; however, prior approval by the Board is required. As part of long-term incentive plans, MVB has issued stock options to key team members. At the time of exercising, Team members have the ability to purchase the shares or complete a cashless exercise. Due to the size of these transactions, team members have the ability to pledge the securities with third party lenders to purchase the shares. Executives and Directors may not pledge any more than 50% of beneficial ownership and the loan must have a loan to value based on commercially reasonable terms. These transactions are permissible so that team members can increase their ownership in the Company. If a team member has a margin account and wishes to pledge securities, a form needs to be completed and submitted to the Compliance Officer prior to doing so. This request would also need Board approval beforehand. In addition, any shares pledged by a director or NEO is required to be disclosed annually in the proxy.

Perquisites and Other Benefits

Executive officers participate in other employee benefit plans generally available to all team members on the same terms as similarly situated team members. These plans include medical, dental, group life insurance, and group disability programs, as well as health savings accounts for reimbursement of medical expenses.

MVB Financial Corp. 2023 Proxy Statement

Bank-Owned Life Insurance Program

In 1999, MVB implemented a bank-owned life insurance (“BOLI”) program which was designed to offset employee benefit costs. The policies purchased over time are primarily general account and hybrid account. MVB followed and continues to follow all the regulatory and compliance guidelines by including only officers and directors and obtaining consents from each to participate in the program. Specifically, the program insures approximately 60 current or former officers and directors. It is the intent of MVB to hold the insurance policies until the death of each insured. BOLI is currently owned by approximately 65% of all banks in the U.S.

Retirement 401(k) Plan

MVB maintains a defined contribution 401(k) retirement savings plan for all team members over the age of 21 years old. The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation or after-tax (Roth) deferral contribution amounts up to a statutory limit of $20,500. Participants who are at least 50 years old are also entitled to make “catch-up” contributions, which may be up to an additional $6,500. MVB currently utilizes an automatic enrollment strategy in which new team members over the age of 21 are automatically enrolled in the 401(k) plan at a pre-tax deferral rate of 5% unless they make the decision to opt out via the system platform.

MVB matches 100% up to 4% of the participant’s total compensation on a per pay basis, subject to Internal Revenue Service limitations. Full-time and certain part-time team members are eligible to participate upon the first month following their first day of employment or having attained age 21, whichever is later. Both team member and employer contributions are 100% fully vested based on the first contribution. MVB company stock (NASDAQ: MVBF) has been added as a plan investment option and is limited to 10% of the team member’s balance. Employee and employer contributions are held and invested by the 401(k) plan’s trustee.

Employment Agreements

MVB and its subsidiaries provide certain executive officers with written employment agreements in order to secure the services of key talent within the highly competitive financial services industry. These agreements are generally the same and are reviewed and updated annually, if necessary. The non-competition provisions in the agreements are intended to protect MVB from competitive disadvantage if one of MVB’s NEOs leaves MVB to work for a competitor.

The agreements provide for discharge by MVB for cause or without cause, discharge by the employee, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, the employee shall be paid when due and in accordance with MVB’s normal payroll practices and relevant policies. If terminated by MVB without cause, and, for Mr. Robinson and Mr. Mazza, also if terminated by the employee for good reason, the employee is entitled to a severance payment equal to a set number of months of the employee’s base severance compensation, and any annual incentive compensation earned for such year, prorated for the number of calendar days worked in the year.

The employment agreements for each executive officer contain termination provisions which would permit salary continuation under certain circumstances in the event the contracts are terminated by MVB or in the event of a termination or severance of such executive officer’s employment subsequent or immediately prior to a change in control.

The employment agreements with NEOs are described below under “Employment Agreements and Change in Control.”

www.mvbbanking.com

Change in Control

MVB believes that change in control benefits provide security for its employees and minimize distraction of employees in the event of a significant merger and acquisition scenario, allowing them to remain objective and focused on maximizing shareholder value.

The employment agreements with certain executive officers set forth certain terms and conditions upon the occurrence of a “Change in Control” event.

If the employment of Mr. Mazza, Mr. Robinson, Mr. Greathouse or Mr. Marion is terminated without Cause, and, for Mr. Robinson and Mr. Mazza, also if terminated by the employee for good reason, within one year following a Change in Control (as defined below) or within the three months immediately preceding a Change in Control, the employee would be entitled to an enhanced severance payment equal to 0.5 times the amount of the base severance compensation due.

A “Change in Control” means either: (i) a consolidation or merger of MVB pursuant to which the shareholders of MVB immediately before the transaction do not retain more than 50% of the total combined voting power of the surviving entity; (ii) a sale, lease, exchange or other transfer of all or substantially all of the assets of MVB; or (iii) a sale or exchange by the holders of more than 50% of MVB’s common stock.

MVB Financial Corp. 2023 Proxy Statement

Executive Compensation Tables

Summary Compensation Table

The following information is prepared based on positions as of 2022. In 2022, compensation was paid to team members by MVB or MVB Bank, unless otherwise noted. The following table summarizes compensation paid to the named executive officer for the periods indicated.

Name and Principal Position	Year	Salary ($) [1]	Bonus ($) [2]	Stock Awards ($)[3]	Option Awards ($) [4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [5]	All Other Compensation ($) [6]	Total ($)
Larry F. Mazza CEO, MVB Financial Corp. and MVB Bank	2022	$851,846	$0	$552,402	$0	$0	$—	$63,896	$1,468,144
	2021	$798,000	$0	$506,940	$0	$741,000	$196	$70,846	$2,116,982
	2020	$778,355	$0	$506,969	$0	$607,000	$75,236	$58,223	$2,025,783
Donald T. Robinson President, MVB Financial Corp. and MVB Bank, and Chief Financial Officer, MVB Financial Corp.	2022	$527,427	$—	$262,477	$0	$0	$—	$26,203	$816,107
	2021	$446,623	$110,000	$233,500	$0	$280,132	$(7,403)	$29,836	$1,092,688
	2020	$411,035	$110,000	$168,440	$0	$216,300	$23,014	$10,947	$939,736
Craig B. Greathouse EVP, Chief People & Culture Officer, MVB Financial Corp. and MVB Bank	2022	$370,742	$0	$131,238	$0	$0	$53,709	$10,856	$566,545
	2021	$305,323	$0	$104,940	$0	$193,682	$0	$11,205	$615,150
	2020	$274,588	$0	$92,723	$0	$146,300	$0	$7,595	$521,206
John C. Marion EVP, Chief Operating Officer, MVB Financial Corp. and MVB Bank	2022	$364,862	$0	$131,238	$0	$0	$6,538	$13,407	$516,045
	2021	$326,400	$0	$113,650	$0	$216,125	$0	$13,124	$669,299
	2020	$150,350	$25,000	$0.00	$32,300	$91,000	$0	$3,046	$301,696
1 This figure includes salary, commission, and vehicle allowance.

2 Mr. Robinson received a $110,000 bonus for performance related to transactional projects in 2021.

3 Mr. Robinson received a grant of 2,000 Restricted Stock Units (“RSUs”) with a one-year time-based vesting schedule for performance related to transactional projects in 2021.

4 These amounts are calculated using the Black-Scholes value at the time of the grant.

5 Mr. Greathouse and Mr. Marion participated in the Non Qualified Deferred Compensation Program.

6 These amounts include director fees for Mr. Mazza; $58,333 for 2022, $52,881 for 2021, $43,800 for 2020 and for Mr. Robinson; $12,500 for 2022 and $11,667 for 2021.

www.mvbbanking.com

Grants of Plan-Based Awards

Grants of Plan-Based Awards Table - Fiscal Year 2022
		Estimated future payouts under non-equity incentive awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/share)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Larry F. Mazza	5/1/22	$530,719	$624,375	$1,248,750				6,895			$276,214
	5/1/22				0	3,102	6,204	3,102			$138,101
	5/1/22				0	3,447	6,895	3,447			$138,087
Donald T. Robinson	5/1/22	$170,425	$200,500	$401,000				3,276			$131,237
	5/1/22				0	1,474	2,948	1,474			$65,622
	5/1/22				0	1,638	3,276	1,638			$65,618
Craig B. Greathouse	5/1/22	$105,984	$124,688	$249,376				1,638			$65,618
	5/1/22				0	737	1,474	737			$32,811
	5/1/22				0	819	1,638	819			$32,809
John C. Marion	5/1/22	$107,844	$126,875	$253,750				1,638			$65,618
	5/1/22				0	737	1,474	737			$32,811
	5/1/22				0	819	1,638	819			$32,809

The Board believes that the successful implementation of its business strategy will depend upon attracting, retaining, and motivating talented executives, managers, and other key team members. The 2022 MVB Financial Corp. Stock Incentive Plan provides that the Compensation Committee appointed by the Board has the flexibility to grant stock options, merit awards and rights to acquire stock through purchase under a stock purchase program. Typically, options grants have a five-year vesting period with an expiration life span of ten years while RSUs have a three year vesting period.

During 2022, the Compensation Committee granted 14 option awards, totaling 14,350 shares at exercise prices ranging from $32.24 to $42.70 per share. In addition, excluding directors and the executive team, 21,631 time based RSUs and 17,278 PSUs have been awarded to the MVB Financial Corp. Management Team. The expense to be recognized with respect to such awards will be amortized over the vesting period, beginning the year of the grant.
MVB Financial Corp. 2023 Proxy Statement

Outstanding Equity Awards

Outstanding Equity Awards at Fiscal Year-End 2022
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)
Larry F. Mazza	21,250	0	0	$16.00	2/1/2024	16,598	$365,488	0	$0
	100,000	0	0	$12.50	2/3/2026	8,219	$180,982	0	$0
	50,000	0	0	$12.85	3/21/2027	11,650	$256,533	20,772	$457,399
	80,000	20,000	0	$19.65	2/21/2028	5,108	$112,478	5,421	$119,371
						6,895	$151,828	6,549	$144,209
Donald T. Robinson	50,000	0	0	$16.00	12/31/2023	5,005	$110,210	0	$0
	15,000	0	0	$12.50	2/3/2026	2,293	$50,492	0	$0
	100,000	0	0	$13.25	9/21/2026	3,178	$69,980	5,664	$124,721
	25,000	0	0	$12.85	3/21/2027	1,517	$33,404	1,609	$35,430
	12,000	3,000	0	$19.65	2/21/2028	3,276	$72,137	3,112	$68,526
Craig B. Greathouse	22,564	5,641	0	$19.19	5/7/2028	2,605	$57,362	0	$0
	4,420	1,105	0	$18.24	9/4/2028	1,596	$35,144	0	$0
						2,133	$46,969	3,799	$83,654
						1,058	$23,297	1,122	$24,707
						1,638	$36,069	1,556	$34,263
John C. Marion	4,000	6,000	0	$13.42	7/13/2030	1,146	$25,235	1,215	$26,754
						1,638	$36,069	1,556	$34,263

Option Exercises and Stock Vesting

Option Exercises and Stock Vested - Fiscal Year 2022
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Larry F. Mazza	8,333	$161,243	24,688	$939,588
Donald T. Robinson	15,000	$288,827	8,940	$307,185
Craig B. Greathouse	0	$0	4,747	$180,612
John C. Marion	0	$0	285	$11,417

www.mvbbanking.com

Potential Payments Upon Termination or Change in Control

MVB has employment agreements with Messrs, Mazza, Robinson, Greathouse, and Marion.

Mr. Mazza has a written employment agreement with MVB, effective January 1, 2014, as amended and restated on March 1, 2021, that can be renewed annually. Mr. Mazza’s current salary is $850,000 per year, payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Mazza continues to be eligible to participate in the MVB annual executive performance incentive plan. Mr. Mazza’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, and Mr. Mazza may also terminate his employment for good reason, all subject to certain conditions and commitments, including, if termination without cause or for good reason occurs, Mr. Mazza would be entitled to all compensation that would have been payable through the termination date, a severance payment in the form of continuation of two years of the then current annual base salary (the “Mazza Severance Payment”) and a pro-rated bonus payment equal to any annual incentive compensation earned for the fiscal year, pro-rated for the days of such year worked (“Mazza Pro-rated Bonus”), provided that a general release of claims is executed and employee complies with all post-employment covenants. In the event Mr. Mazza is terminated without cause or terminates his employment for good reason upon a Change in Control, he would be entitled to the Mazza Severance Payment, the Mazza Pro-rated Bonus and additional compensation equal to 0.5 times the Mazza Severance Payment, payable on MVB’s regular payroll dates that correspond to the payment of the Mazza Severance Payment. Upon any separation from the Company, Mr. Mazza would also be entitled to accrued but unpaid salary and benefits. Mr. Mazza’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation, and non-interference, as well as non-competition for one (1) year in any U.S. state or city which serves as a place of business of MVB or any MVB affiliate. If Mr. Mazza’s employment were terminated without cause as of December 31, 2022 he would have been entitled to receive the sum of $2,373,400 which includes accrued vacation time from MVB and all stock options and restricted stock units, totaling $1,788,300 would immediately vest.

Mr. Robinson has a written employment agreement with MVB, effective January 1, 2016, as amended and restated on March 1, 2021. Mr. Robinson’s current salary is $525,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Robinson is eligible to participate in the MVB annual executive performance incentive plan. Mr. Robinson’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, and Mr. Robinson may also terminate his employment for good reason, all subject to certain conditions and commitments, including, if termination without cause or for good reason, Mr. Robinson would be entitled to all compensation that would have been payable through the termination date, a severance payment in the form of continuation of one year of the then current annual base salary (the “Robinson Severance Payment”) and a pro-rated bonus payment equal to any annual incentive compensation earned for the fiscal year, pro-rated for the days of such year worked (“Robinson Pro-rated Bonus”), provided that a general release of claims is executed and employee complies with all post-employment covenants. In the event Mr. Robinson is terminated without cause or terminates his employment for good reason upon a Change in Control, he would be entitled to the Robinson Severance Payment, the Robinson Pro-rated Bonus and additional compensation equal to 0.5 times the Robinson Severance Payment, payable on MVB’s regular payroll dates that correspond to the payment of the Robinson Severance Payment. Upon separation from the Company, Mr. Robinson would also be entitled to accrued, but unpaid, salary and benefits. Mr. Robinson’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, as well as non-competition for one (1) year in any U.S. state or city which serves as a place of business of MVB or any MVB affiliate. If Mr. Robinson’s employment were terminated without cause as of December 31, 2022, he would have been entitled to receive the sum of $757,800 which includes accrued vacation time from MVB and all stock options and restricted stock units, totaling $564,900 would immediately vest.

MVB Financial Corp. 2023 Proxy Statement

Mr. Greathouse has a written employment agreement with MVB, effective April 1, 2020. Mr. Greathouse’s current salary is $375,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Greathouse is eligible to participate in the MVB annual executive performance incentive plan. Mr. Greathouse’s employment may be terminated by MVB for cause or terminated without cause, and Mr. Greathouse may also terminate his employment for any reason, all subject to certain conditions and commitments, including, if terminated by MVB without cause, Mr. Greathouse would be entitled to all compensation that would have been payable through the applicable termination date and a severance payment of one year of the then current annual base salary (the “Greathouse Severance Payment”), provided that a general release of claims is executed and employee complies with all post-employment covenants. In the event Mr. Greathouse is terminated without cause upon a Change in Control, he would be entitled to the Greathouse Severance Payment and additional compensation equal to 0.5 times the Greathouse Severance Payment, payable on MVB regular payroll dates that coincide with the payment of the Greathouse Severance Pay, or in the sole discretion of MVB in a lump sum. Upon separation from the Company, Mr. Greathouse would also be entitled to accrued, but unpaid, salary and benefits. Mr. Greathouse’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation, and non-interference, as well as non-competition for one (1) year in any U.S. state in which MVB or its affiliates does business and/or in which the employee performed services. If Mr. Greathouse’s employment was terminated without cause as of December 31, 2022, he would have been entitled to receive severance of $375,000 from MVB and all stock options and restricted stock units, totaling $341,500 would immediately vest.

Mr. Marion has a written employment agreement with MVB, effective June 29, 2020.

Mr. Marion’s current salary is $375,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Marion is eligible to participate in the MVB annual executive performance incentive plan. Mr. Marion’s employment may be terminated by MVB for cause or without cause, and Mr. Marion may also terminate his employment for any reason, all subject to certain conditions and commitments, including, if terminated by MVB without cause, Mr. Marion would be entitled to all compensation that would have been payable through the applicable termination date and a severance payment of one year of the then current annual base salary (the “Marion Severance Payment”), provided that a general release of claims is executed and employee complies with all post-employment covenants. In the event Mr. Marion is terminated without cause upon a Change in Control, he would be entitled to the Marion Severance Payment and additional compensation equal to 0.5 times the Marion Severance Payment, payable on MVB regular payroll dates that coincide with the payment of the Greathouse Severance Pay, or in the sole discretion of MVB in a lump sum. Upon separation from the Company, Mr. Marion would also be entitled to accrued, but unpaid, salary and benefits. Mr. Marion’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for one (1) year in any U.S. state in which MVB or its affiliates does business and/or in which the employee performed services. If Mr. Marion’s employment was terminated without cause as of December 31, 2022, he would have been entitled to receive severance of $375,000 from MVB and all stock options and restricted stock units, totaling $122,300 would immediately vest.

www.mvbbanking.com

Retirement Plans

MVB provided a defined benefit retirement plan for all qualifying team members; however, the defined benefit plan has been frozen, and no service after May 31, 2014 is taken into consideration for determining a benefit. All qualifying team members actively employed on May 31, 2014 are 100% vested, but no subsequent vesting is contemplated. The The defined benefit retirement plan provides for benefits based on the highest five consecutive years of earnings multiplied by 2 ½ times the years of service. Normal retirement age is 65. All retiree benefits are calculated in the same manner. The benefits are summarized in the table below:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Larry F. Mazza	Allegheny Group Retirement Plan	9.25	$432,431	None
Donald T. Robinson	Allegheny Group Retirement Plan	3.167	$57,991	None

Nonqualified Deferred Compensation Plan

Effective January 1, 2022, MVB adopted a nonqualified deferred compensation plan for all qualifying team members. Executive contributions and aggregate earnings (losses) are summarized in the table below.

Name	Executive Contributions in last FY ($) [1]	Registrant Contributions in last FY ($)	Aggregate Earnings (Losses) in last FY ($) [2]	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Larry F. Mazza	$0	$0	$0	$0	$0
Donald T. Robinson	$0	$0	$0	$0	$0
Craig B. Greathouse	$55,298	$0	$(1,589)	$0	$53,709
John C. Marion	$6,769	$0	$(231)	$0	$6,538
1 Executive contributions in the last fiscal year are reflected in the 2022 Summary Compensation Table on page 47 of this proxy statement. MVB did not make any Company contributions to the nonqualified deferred compensation plan in 2022.

2 Aggregate earnings (losses) in the last fiscal year are reflected in the 2022 Summary Compensation Table on page 47 of this proxy statement.

MVB Financial Corp. 2023 Proxy Statement

CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our team members and the annual total compensation of Larry F. Mazza, our year-end CEO.

For fiscal 2022, MVB’s last completed fiscal year:

•the median of the annual total compensation of all team members at MVB, including its consolidated subsidiaries (other than CEO Larry F. Mazza), was $79,114 and

•the annual total compensation of Larry F. Mazza, MVB's CEO was $1,468,144

Based on this information, the ratio for 2022 of the annual total compensation of MVB’s CEO to the median of the annual total compensation of all team members is approximately 18.4 to 1. With respect to the annual total compensation of the CEO, MVB used the amount reported in the “Total” column of 2022 Summary Compensation Table.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated team member and calculating the pay ratio based on that team member’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their team member populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different team member populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

www.mvbbanking.com

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment based on:
Year	Summary Compensation Table “SCT” Total for PEO1	Compensation Actually Paid to PEO 2 3	Average SCT Total for Non-PEO NEOs	Average Compensation actually paid to Non-PEO NEOs	Total Shareholder Return “TSR”4	Peer Group TSR	Company’s Net Income	Earnings Per Share 5
2022	$1,468,144	$(643,626)	$632,899	$164,257	$93.49	$97.52	$15,047	$1.23
2021	$2,116,982	$5,244,237	$745,959	$1,349,422	$172.56	$124.06	$39,121	$3.32
2020	$2,025,783	$1,861,903	$950,376	$800,751	$93.04	$89.68	$37,411	$3.13

1. Larry F. Mazza was our PEO for each year presented. The individuals comprising the Non-PEO named executive officers for each year presented are listed below.

2020	2021	2022
Donald T. Robinson	Donald T. Robinson	Donald T. Robinson
John T. Schirripa	John T. Schirripa	Craig B. Greathouse
Craig B. Greathouse	Craig B. Greathouse	John C. Marion
John C. Marion	John C. Marion
H. Edward Dean, III

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for PEO $	Exclusion of Change in Pension Value for PEO $	Exclusion of Stock Awards and Option Awards for PEO $	Inclusion of Pension Service Cost for PEO $	Inclusion of Equity Values for PEO $	Compensation Actually Paid to PEO $
2022	1,468,144	0	(552,402)	0	(1,559,368)	(643,626)
2021	2,116,982	(196)	(506,940)	0	3,634,391	5,244,237
2020	2,025,783	(75,236)	(506,969)	0	418,325	1,861,903
MVB Financial Corp. 2023 Proxy Statement

Year	Average Summary Compensation Table Total for Non-PEO NEOs $	Average Exclusion of Change in Pension Value for Non-PEO NEOs $	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs $	Average Inclusion of Pension Service Cost for Non-PEO NEOs $	Average Inclusion of Equity Values for Non-PEO NEOs $	Average Compensation Actually Paid to Non PEO NEOs $
2022	632,899	(20,082)	(174,984)	0	(273,576)	164,257
2021	745,959	3,045	(139,258)	0	739,676	1,349,422
2020	950,376	(100,863)	(98,671)	0	49,909	800,751

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2022	251,561	(1,812,034)	0	1,105	0	0	(1,559,368)
2021	522,138	2,592,157	0	520,096	0	0	3,634,391
2020	888,635	(175,312)	0	(294,998)	0	0	418,325

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	79,181	(332,031)	0	(20,726)	0	0	(273,576)
2021	137,678	477,614	0	124,384	0	0	739,676
2020	175,655	(35,741)	0	(90,005)	0	0	49,909

www.mvbbanking.com

4. The Peer Group TSR set forth in this table utilizes the KBW Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Bank Index, respectively.

5. We determined Earnings per Share to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. Earnings per Share may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the three most recently completed fiscal years for the Company and the KBW Bank Index TSR.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

MVB Financial Corp. 2023 Proxy Statement

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Earnings per Share

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Earnings per Share during the three most recently completed fiscal years.

www.mvbbanking.com

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

Earnings Per Share
Non-Interest Bearing Growth
Total Non-Interest Income
Charge Offs/Total Loans
Net Loan Growth
Relative TSR
Return on Assets

MVB Financial Corp. 2023 Proxy Statement

Environmental, Social & Governance

MVB’s purpose-driven culture is part of our corporate DNA, defining the environment in which our team members thrive. Our “Purpose” is to be “Trusted Partners on the Financial Frontier, Committed to Your Success.” Every day we live our values – Trust; Respect, Love, Caring; Commitment; being Adaptive; Teamwork. As the Company grows and evolves, our governance structure, environmental projects and social impact reflect our continued commitment to our teammates, clients, communities and shareholders. The NC&G Committee oversees the Environmental, Social & Governance-related items for MVB.

Environmental

MVB invests in innovative solutions to provide energy efficiency and to help reduce environmental waste.

Achievement of Carbon Neutral Status

MVB continues to partner with Boston-based sustainability company, GreenFeet, to gather and calculate data for a collective Emissions Report for all MVB business and banking center locations. Using the GreenFeet platform, we activity manage routine data update so we can track future sustainability goals. On June 14, 2022, MVB announced the achievement of Carbon Neutral Status with plans to continue to maintain this status in 2023.

The mission of GreenFeet is to help reduce the world’s carbon footprint by providing an easy to use and accessible solution for companies of all sizes to quickly and painlessly manage and ultimately reduce their emissions in line with international agreements and targets.

Solar Panel Installation at MVB Banking Centers

Supporting the local business and environment, MVB entered into an agreement to install solar panels with Parthian Battery Solutions, LLC at MVB’s banking center locations throughout North Central West Virginia. The first MVB solar panel installation took place in March 2021 in Morgantown, and the project expanded in 2022 to two locations in Fairmont. In 2023, we will complete an installation in Bridgeport. With this effort, 50% of our banking centers will be utilizing a form of renewable energy.

Remote Workforce and Reduction of Our Office Footprint

Since the beginning of the COVID-19 pandemic, MVB has continued to adapt. The majority of our workforce today works remotely.

Through our technology investments such as Interactive Teller Machines, we are able to meet the needs of our banking center clients with fewer brick and mortar locations. With the sale of our Eastern Panhandle West Virginia and our South Market West Virginia facilities and the closure of our Leesburg, Virginia, banking center, MVB has gone from 15 to eight banking center locations. Reducing the number of physical office locations also works to support the reduction of our carbon footprint.

www.mvbbanking.com

Social

Social impact ties into our value of Respect, Love and Caring. In 2022, MVB focused on larger projects with meaningful impact, as well as providing community service, technical assistance and leadership to numerous community organizations. Overall, Team MVB performed 816 hours of community service in 2022, which includes 349 activities for 48 organizations.

FHLBank Pittsburgh Affordable Housing Program (AHP)

FHLBank Pittsburgh (FHLBank) announced in December 2022 it awarded a total of $1.5 million to four North Central West Virginia projects, in partnership with MVB Bank. These awards are part of the 2022 funding round of FHLBank’s AHP grants and voluntary housing grant initiative.

North Central West Virginia awarded projects include the following:

•Morgantown Community Resources, Inc., (MCR) was awarded $498,993 toward a building rehabilitation project that will provide housing and a counseling center in Morgantown for 26 veterans experiencing homelessness, addiction or difficulties living a productive life. Hazel’s House of Hope Veterans Residential Program includes the construction of 13 double occupancy residential rooms, a meeting room, kitchenette and staff offices on nine acres of property donated to MCR from the Hazel Ruby McQuain Charitable Trust. The residential program will supplement an existing one that provides affordable rental space to social service agencies that assist individuals experiencing homelessness, food insecurity and substance abuse disorders.

•Mon Valley Habitat for Humanity, Inc., was awarded $450,000 and will build three new affordable housing units on blighted lots in the heart of Fairmont on Robinson Street.

•Clarksburg-Harrison Regional Housing Authority was awarded $311,940 to rehabilitate five owner-occupied units in the Monticello neighborhood of Clarksburg.

•Mountain Opportunities Corporation was awarded $311,940 to rehabilitate five homes in Shinnston.

GameChanger One Pill Can Kill Campaign

MVB is a founding corporate sponsor of the GameChanger program, an initiative designed to combat opioid and substance misuse. Based in West Virginia, the program seeks to educate, support and empower youth to make healthy choices as they prepare to be leaders of tomorrow. Don Robinson is one of the three leaders who have been involved in the program since day one. MVB Director John Ebert also serves as a board member of this charity.

In a continuing effort to combat the growing opioid and substance misuse problem and the fentanyl crisis through prevention education, GameChanger in 2022 launched a new prevention education program named One Pill Can Kill. Endorsed by the United States Drug Enforcement Administration, the program features a 35-minute film hosted by former West Virginia University women’s basketball standout Meg Bulger and educates students, parents and guardians about the dangers of purchasing pills laced with deadly fentanyl over the internet or from other sources.

Produced by FGPG Productions of Los Angeles, the film will be made available to all public and private middle and high schools in West Virginia, reaching more than 100,000 students. It also will be sent home to parents and guardians along with a DEA and Discovery Channel Endorsed Parent Tool Kit to further educate and encourage parents and guardians to rewatch the film with their children. In addition, the film will be made available to all church and youth groups in West Virginia.

MVB Financial Corp. 2023 Proxy Statement

In January 2023, as part of the One Pill Can Kill Program, GameChanger will launch an extensive social media campaign including TikTok and Snapchat aimed at further educating our state’s youth on the danger of Fentanyl laced counterfeit pills.

The GameChanger One Pill Can Kill Program complements its overall Prevention Education Program designed in conjunction with the Prevention Solutions Team at The Hazelden Betty Ford Foundation. This three-year comprehensive program is currently in 12 pilot schools in West Virginia with 50 additional schools scheduled for implementation in fall 2023.

Volunteer Income Tax Assistance (VITA)

The IRS Volunteer Income Tax Assistance (VITA) and Tax Counseling for the Elderly (TCE) programs offer free basic tax return preparation to qualified individuals. The VITA program has operated for over 50 years, offering free tax help to people who generally make $58,000 or less; persons with disabilities; and limited English-speaking taxpayers.

In addition to VITA, the TCE program offers free tax help, particularly for those who are 60 years of age and older, specializing in questions about pensions and retirement-related issues unique to seniors. While the IRS manages the VITA and TCE programs, the VITA/TCE sites are managed by IRS partners and staffed by their volunteers who want to make a difference in their communities. The IRS-certified volunteers who provide tax counseling are often retired individuals associated with non-profit organizations that receive grants from the IRS.

For the 2022 tax season, MVB recruited six Team Members to volunteer as remote tax preparers and quality reviewers for Tygart Valley United Way’s VITA program in North Central West Virginia. Due to unexpected staff turnover and delayed AmeriCorps assistance, Tygart Valley United Way was in great need of support. MVB volunteers stepped in to be the primary tax preparers and quality reviewers for the first three weeks of the VITA season.

Through this initiative, MVB Team Members dedicated more than 100 cumulative hours toward training and volunteering. Over the three weeks of volunteering, MVB Team Members assisted with 32 tax returns for a grand total of $52,219 in refunds with an average of $1,631.84 per return. Of these 32 returns, the average adjusted gross income was $20,903.28, with a total of $9,494 returned through Earn Income Tax Credit and $8,909 through the enhanced Child Tax Credit.

Real Men Wear Pink

MVB Bank has participated in the West Virginia Real Men Wear Pink campaign to fight breast cancer for the past five years, three of which have resulted in first-place state titles. MVB’s five combined campaigns have raised $72,955 that has been allocated to breast cancer research and support for breast cancer patients and their families through the American Cancer Society.

Tony Merendino, Commercial Loan Officer at MVB Bank, was named West Virginia’s Real Man of 2022 as a result of his first-place victory in the American Cancer Society’s annual Real Men Wear Pink of West Virginia campaign, which took place throughout the month of October 2022. Merendino raised funds from MVB Bank Team Members by hosting company-wide conversations and virtual events, and from his local community by hosting a business after-hours event and networking with friends and colleagues wherever he went during the month of October.

Governance

Our Board has oversight responsibilities for ESG and sustainability-related activities and receives reporting on these items. Management helps drive activities and provides strategic guidance and senior-level review on ESG and sustainability items.

The governance-related items have already been discussed throughout the first portion of this Proxy Statement.
www.mvbbanking.com

Human Capital

Culture

In 2019, MVB launched its Culture Initiative; refreshing and relaunching MVB’s Purpose, Values and Behaviors. Since then, our Purpose and Values have become a centerpiece of how we operate and are embedded in all that we do. Elements of our culture can be found in our hiring and performance management processes, team communications, engagement initiatives, educations sessions and more.

2022 Team MVB Accolades

Team MVB’s commitment and teamwork were recognized with several prestigious accolades in 2022.

American Banker Best Banks to Work For 2022
For the second consecutive year, Team MVB was honored to be named one of American Banker’s Best Banks to Work For. Out of 90 U.S banks, MVB placed number 14 in the rankings, which assessed employee satisfaction in areas including corporate culture and communications, training and development opportunities and pay and benefits.

Quartz: Best Companies for Remote Workers 2022
MVB earned a spot on Quartz Media’s list for Best Companies for Remote Workers, an award based on remote Team Members’ responses regarding company practices, leadership, corporate culture and Team engagement. Through the award assessment process, Quartz analyzed how effectively culture is enriching and supporting a business’s remote workforce.

MVB Financial Corp. 2023 Proxy Statement

Fortune: 2022 Best Medium Workplaces
Fortune Magazine honored MVB as one of the 2022 Best Medium Workplaces. To determine the Best Medium Workplaces list, survey responses of over 200,000 employees throughout the U.S. were carefully evaluated. In that survey, 94% of MVB’s Team Members said MVB is a great place to work – compared to 57% of employees at a typical U.S.-based company.

Fortune: 2022 Best Workplaces in Financial Services & Insurance
MVB achieved a second award from Fortune in 2022, Best Workplaces in Financial Services & Insurance. The highly competitive award is based on analysis of survey responses from more than 176,000 employees from Great Place to Work-Certified™ companies in the financial services and insurance industry. Companies are assessed on how well they are creating a great employee experience that cuts across race, gender, age, disability status or any aspect of who employees are or what their role is.

BAI: Global Innovation Award
MVB was named the winner of the 2022 BAI Global Innovation Awards, receiving recognition for strategic efforts in enhancing the onboarding experience for new fintech clients through Victor Technologies, Inc., a wholly-owned subsidiary of MVB Edge Ventures, Inc. Among hundreds of nominees, ten winners were ultimately selected by a panel of judges. MVB was selected for the Innovation in Commercial Banking Onboarding Experience category based on originality and impact.

GonzoBanker: The Smarter Bank Technology Award
For the second consecutive year, MVB accepted an award from banking consulting company GonzoBanker. This year, Team MVB was pleased to receive The Smarter Bank Technology Award, which recognized MVB for leaning into innovation and being a tech leader within the industry.

Bank Director: The Best U.S. Banks
Bank Director honored MVB as one of The Best U.S. Banks in 2022. The award is based on Bank Director’s Banking study, which analyzes the 300 largest publicly traded banks in the U.S. The final rankings are determined by profitability, asset quality and capital adequacy.

Team Member Development

MVB remains committed to education and development for its team members. The remote work environment created additional opportunity for virtual/online learning. In 2022, team members were assigned position specific curricula designed to support ongoing compliance requirements and development within positions. Team members also experienced on the job training as well as other company organized opportunities.

MVB has a 40-hour annual education requirement for each team member as part of the annual performance evaluation process. This also includes additional courses/content team members experience outside of the learning management system.

There were 156 internal learning events held in 2022 that provided 228 total hours or an average of 4.76 hours per week of learning opportunities facilitated by the Learning & Development Team. Additional on demand education was also provided to team members.

www.mvbbanking.com

Examples of these offerings are:

MVB F1 Strategy Sessions
New Team Member Orientation & Welcome Sessions
Thought Patterns for High Performance (Full & Refresher) Sessions
Lunch & Learn Series
Book Club Series
Tool Time Series
Leadership Training
Meditation Series
Recruiting Rock Stars
Culture Video Series
Intern Program
Leadership Live

Education Experience & Tuition Reimbursement: MVB also offers team members the education assistance and tuition reimbursement programs. In 2022, 31 team members participated in education assistance while 5 team members were approved for the tuition reimbursement program. The education assistance program provides support to team members wanting to acquire training outside of MVB in support of their position and/or annual certification requirements. Tracking these requests allows MVB to have visibility into the interest of team members. The tuition reimbursement program provides support to team members who wish to further their education with accredited institutions.

Communication, Recognition and Engagement

Transparent communication is a vital part of a healthy corporate culture. Over the past year, MVB enhanced its internal communication structure to include different opportunities for MVB team members to interact with CEO Larry Mazza and the Executive Leadership Team.

All Hands Town Hall Meetings: During these monthly meetings, Larry Mazza, CEO of MVB and MVB Bank, and members of the Executive Leadership Team present informational topics in sessions open to all team members. Because of the pandemic, these virtual sessions continued into 2022 with different formats to optimize attendance and engagement.

Leadership Live: With these sessions, team members representing each of MVB’s locations ask questions directly of the Executive Leadership Team. These meetings moved to a virtual format using video through Microsoft Teams. Those selected to attend gather questions from those in their location and attend the 1.5-hour meeting, taking turns asking Mr. Mazza and team questions until all are answered.

Rock Stars of the Month: As an outgrowth of the Culture Initiative, MVB reinforced avenues for team member recognition. The Rock Stars of the Month Award is reserved for MVB team members who go above and beyond to emulate our Values and Behaviors. Rock Stars are nominated by their managers and/or peers each month.
MVB Financial Corp. 2023 Proxy Statement

Proposals

This section sets out each item of business for the Annual Meeting and the Board’s voting recommendations.

Proposal No. 1 - Election of Directors

The Board has nominated directors Becker, Mazza, and Spielman to be elected to serve on our Board for a three-year term and until their successors are duly elected and qualified at the 2026 annual meeting of shareholders; has nominated director Owen to be elected to serve on our Board for a one-year term and until her successor is duly elected and qualified at the 2024 annual meeting of shareholders. .

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the four nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s four nominees.

Directors are elected by a plurality of the votes cast. The nominees receiving the highest number of “for” votes in each class—three in the class elected at the Annual Meeting—will be elected as directors of the Company. Therefore, votes withheld and broker non-votes will not affect the outcome of the election of directors. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder properly notifies MVB of his or her intent to cumulate his or her votes for directors at least 48 hours before the meeting. If a shareholder properly notifies MVB of such intent to cumulate his or her votes, then each MVB shareholder will have the right to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

The term of any incumbent director who is not reelected, and has not earlier resigned, will end on the date that is the earlier of (a) 90 days after the date on which the voting results for the Annual Meeting are determined by the inspector of election, or (b) the date on which the Board selects a person to fill the office held by that director in accordance with MVB’s Bylaws.

Each of the directors nominated by the Board has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

There are no family relationships among MVB’s executive officers and directors.

For more information on the director nominees, please see the biographies of the director nominees beginning on page 22.

The Board of Directors unanimously recommends that you vote “FOR ALL” the nominees to be elected to the Board of Directors for the expiring terms indicated.

www.mvbbanking.com

Proposal No. 2 - Non-Binding Advisory Vote on Executive Compensation

MVB is providing shareholders with a non-binding advisory vote on compensation programs for our NEOs listed in the table entitled “Summary Compensation Table” (sometimes referred to as “Say on Pay”). This vote is required under Section 14A of the Exchange Act (15 U.S.C. 78n-1), and such vote is currently held every year. Accordingly, you may vote on the following resolution at the 2021 Annual Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is advisory in nature and therefore, is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

The management of MVB and Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in the CD&A, the accompanying compensation tables and the related narrative disclosure.

The proxy will be voted “FOR” the approval of executive compensation, unless otherwise directed.

Proposal No. 3 - Ratification of Independent Registered Accounting Firm

MVB was notified that Dixon Hughes Goodman LLP (“DHG”), the Company’s independent registered public accounting firm, merged with BKD, LLP (“BKD”) on June 1, 2022, and the combined practice now operates under the name FORVIS, LLP (“FORVIS”). As a result of the merger, on June 1, 2022, FORVIS became the Company’s independent registered public accounting firm.

The firm of FORVIS examined and audited the financial statements and internal controls over financial reporting of MVB for 2022 and 2021.

The following fees were billed by FORVIS as indicated:

	2022	2021
Audit fees [1]	$606,353	$559,627
Audit-related fees [2]	58,370	35,648
Tax fees [3]	282,769	238,154
All other fees [4]	—	21,640
Total fees	$947,492	$855,069

1 “Audit Fees” are fees billed by FORVIS for professional services rendered for the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports, and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

2 “Audit-Related Fees” are fees billed by FORVIS for assurance and related professional services that are reasonably related to the performance of the audit or review of Company financial statements and are not reported under “Audit Fees.”
MVB Financial Corp. 2023 Proxy Statement

3 “Tax Fees” are fees billed by FORVIS for professional services rendered in connection with tax compliance, tax advice and tax planning.

4 “All Other Fees” are fees billed by FORVIS for services provided in relation to the filing of registration statements with the SEC and any other products and services provided by FORVIS, other than those services described above.

The Audit Committee has considered whether FORVIS has maintained its independence during the fiscal year ended 2022. The Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services to be provided to MVB by the independent accountants, except for cumulative expenditures not to exceed $5,000. Further, the pre-approval policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. The Audit Committee did not waive the pre-approval requirement of any other services during 2022 or 2021.

The Audit Committee proposes that FORVIS will examine and audit the financial statements and internal controls over financial reporting of MVB for 2023. The proxies will vote your proxy “FOR” ratification of the selection of FORVIS, unless otherwise directed. Representatives of FORVIS are expected to attend the Annual Meeting via webcast, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of FORVIS to serve as independent registered accounting firm for the fiscal year ending 2023.

www.mvbbanking.com

Other Information

This section includes the Audit Committee Report, information about stock ownership, and other general information.

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with MVB’s management and FORVIS. The Audit Committee has also discussed with FORVIS the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from FORVIS required by applicable requirements of the PCAOB regarding FORVIS’s communications with the Audit Committee concerning independence, and has discussed with FORVIS its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in MVB’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Members of the Audit Committee,
Cheryl D. Spielman (Chair), John W. Ebert, and Gary A. LeDonne

Security Ownership of Certain Beneficial Owners, Management, and Directors

The table below sets forth information with respect to those persons (other than the officers/directors listed below) known to the Company to have owned beneficially 5% or more of the outstanding shares of common stock as of December 31, 2022. The information as to beneficial ownership is based upon statements filed by such persons with the SEC under Section 13(d) or 13(g) of the Exchange Act.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Class[1]
Wellington Management Company LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP 280 Congress Street Boston, MA 02210	1,064,859	8.44%
TimesSquare Capital Management, LLC 7 Times Square, 42nd Floor New York, NY 10036	863,210	6.84%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	659,619	5.22%
1 Based on 12,618,265 shares of Common Stock outstanding as of December 31, 2022.

MVB Financial Corp. 2023 Proxy Statement

As of March 1, 2023, ownership by directors, nominees and NEOs of MVB was:

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned [1,2]	Percent of Class [3,4]
W. Marston Becker	37,834	0.30%
John W. Ebert	100,340	0.79%
Daniel W. Holt	3,670	0.03%
Gary A. LeDonne	62,934	0.50%
Larry F. Mazza [5]	827,689	6.43%
Dr. Kelly R. Nelson	83,807	0.66%
Jan L. Owen	—	—%
Lindsay A. Slader	15	—%
Cheryl D. Spielman	18,695	0.15%
Donald T. Robinson[6]	246,105	1.92%
Craig B. Greathouse	37,957	—%
John C. Marion	4,196	—%
All directors, nominees and executive officers as a group	1,423,242	10.85%

1 Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes shares held by adults and immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.

2 Includes common shares outstanding and 2,000 stock option shares that became exercisable February 1, 2015; 1,000 stock option shares that became exercisable January 21, 2016; and 1,000 stock option shares that became exercisable February 3, 2017 for Directors Ebert, and Nelson; 1,000 stock option shares that became exercisable March 21, 2018 and 1,000 stock option shares that became exercisable February 21, 2019 for Directors Ebert, LeDonne, and Nelson. Also includes 250,000, 205,000, 26,984, and 4,000 shares which may be acquired by Messers. Mazza, Robinson, Greathouse, and Marion, respectively within 60 days through the exercise of options. This total does not include options that have been granted but not exercisable within 60 days.

3 Based on 12,621,580 common shares outstanding as of March 1, 2023.

4 (-) indicates percentage ownership <1%.

5 Includes 339,566 common shares that were, as of March 1, 2023, pledged as security for loan proceeds advanced by a third party lender to facilitate Mr. Mazza’s purchase of Company stock options.

6 Includes 15,513 common shares that were, as of March 1, 2023, pledged as security for loan proceeds advanced by a third party lender to facilitate Mr. Robinson’s purchase of Company stock options.
www.mvbbanking.com

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires MVB’s directors and executive officers, and persons who own more than ten percent of a registered class of MVB equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, directors, and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the fiscal year ended 2022, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with.

General Information

2023 Annual Meeting of Shareholders

via Live Webcast            May 9, 2023
10:00 a.m. EDT

The Record Date for the Annual Meeting is March 15 ,2023. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting.

You are invited to vote on the proposals described in this Proxy Statement because you were an MVB shareholder on the Record Date, March 20, 2023.

MVB is furnishing this Proxy Statement in connection with the solicitation by its Board of proxies to vote at the Annual Meeting, including any postponements or adjournments, and as such, will bear the cost of preparing this Proxy Statement and the affiliated proxy materials and other instruments. MVB’s directors, officers, and employees may make solicitation, personally or by telephone, email or fax. The Notice and the proxy materials will be distributed to MVB shareholders through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses.

Attending the Annual Meeting

We are pleased to welcome shareholders to our live webcast for the 2023 Annual Meeting. Only shareholders as of the Record Date who have a valid control number will be permitted to vote at the meeting.

Your proxy materials will include a unique control number to be used at www.investorvote.com/MVBF to vote your shares and register to attend the meeting. If you have any questions about www.investorvote.com/MVBF or your control number, please contact the bank, broker, or other organization that holds your shares. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

Even if you receive a valid confirmation of registration and plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described beginning on page 5 to ensure that your vote will be represented at the Annual Meeting.

MVB Financial Corp. 2023 Proxy Statement

Proxy Materials

These materials were first sent or made available to shareholders on March 27, 2023, and include:

•The Notice of 2023 Annual Meeting of Shareholders

•This Proxy Statement for the Annual Meeting

If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

Proxy Materials are Available on the Internet

MVB uses the internet as the primary means of furnishing proxy materials to shareholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders with instructions on how to access the proxy materials online or request a printed copy of the materials.

Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce MVB’s printing and mailing costs.

MVB’s proxy materials are also available at ir.mvbbanking.com.

Annual Report

MVB’s Annual Report to Shareholders for fiscal year 2022 is being made available electronically at www.investorview.com/MVBF to shareholders as of the Record Date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

Upon written request by any shareholder to Lisa J. McCormick, Corporate Secretary, MVB Financial Corp., 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of MVB's 2022 Annual Report on Form 10-K will be provided without charge. You may also find a copy of MVB’s Form 10-K on the SEC’s website: www.sec.gov and MVB’s 2022 Annual Meeting website: www.investorview.com/MVBF.

MVB’s Fiscal Year

MVB’s fiscal year is the 52-week or 53-week period that ends on the last day of December. MVB’s 2022 fiscal year ended on December 31, 2022. Information presented in this Proxy Statement is based on MVB’s fiscal calendar.

Quorum for the Annual Meeting

A quorum is required to conduct business at the Annual Meeting. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy constitutes a quorum. Your shares will be counted for purposes of determining if there is a quorum if:

•You are entitled to vote and you are present in person at the Annual Meeting; or

•You are entitled to vote and you have properly voted by proxy online, by phone, or by submitting a proxy card or voting instruction form by mail.

Broker non-votes, abstentions and votes withheld are counted for purposes of determining whether a quorum is present. A broker non-vote occurs when a broker, bank or other shareholder of record, in nominee name or otherwise, exercising fiduciary powers, submits a proxy for the Annual Meeting but
www.mvbbanking.com

does not vote on a particular proposal because that broker or holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

Voting

Each share of MVB’s common stock has one vote on each matter. Cumulative voting in the election of directors is permitted by West Virginia statutory provisions. Only “shareholders of record” as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 12,621,580 shares of MVB’s common stock outstanding, held by 855 shareholders of record. In addition to shareholders of record of MVB’s common stock, “beneficial owners of shares held in street name” as of the Record Date can vote using the methods described below.

Shareholders of Record
If your shares are registered directly in your name with MVB’s transfer agent, Computershare, you are the shareholder of record with respect to those shares.

Beneficial Owners of Shares Held in Street Name
If your shares are held in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name.

Voting Procedures

There are four ways to vote:

•Online. You may vote by proxy by visiting www.investorvote.com/MVBF and entering the control number found in your Notice of Internet Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•Phone. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

•During the Meeting. Shares held in your name as the shareholder of record on the record date may be voted during the virtual meeting by following the instructions posted at www.investorvote.com/MVBF. Shares for which you are the beneficial owner but not the shareholder of record may be voted during the virtual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Virtual Annual Meeting via webcast, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend. The vote you cast virtually will supersede any previous votes that you may have submitted, whether by Internet, telephone, or mail.

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Even if you receive a valid confirmation of registration and plan on attending the Annual Meeting in
MVB Financial Corp. 2023 Proxy Statement

person, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.

Changing your Vote

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.

•Online. You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.

•Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.

•Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted.
Uninstructed Shares

Shareholders of Record
If you are a shareholder of record and you:

•Indicate when voting online or by phone that you wish to vote as recommended by the Board; or

•Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Lisa McCormick, Marcie Lipscomb and/or Bruce Vest, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name
If you are a beneficial owner of shares held in street name and do not provide the broker that holds your shares with specific voting instructions, then such broker may generally vote your shares in their discretion on “routine” matters, but cannot vote on “non-routine” matters.

Routine and Non-Routine Proposals

The following proposal is considered a routine matter:

•The ratification of the appointment of FORVIS as MVB’s independent registered public accounting firm for 2023 (Proposal No. 3).
A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 3.

The following proposals are considered non-routine matters:

•Election of directors (Proposal No. 1); and

•Advisory vote to approve executive compensation (Proposal No. 2).

www.mvbbanking.com

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposal No. 1, and Proposal No. 2.

Vote Required to Approve a Proposal

A plurality of the votes cast is required for the election of directors. Therefore, votes withheld and broker non-votes will not affect the outcome of the election of directors. With respect to Proposal No. 1 (election of director, shareholders cast one vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, electronically in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to multiply the number of votes they are entitled to case by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.

Approval of Proposals No. 2, and No. 3 requires, in each case, that the number of votes cast favoring the proposal exceed the votes cast opposing the proposal.

In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.

Confidentiality of Votes

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. MVB will not disclose the proxy instructions or ballots of individual shareholders, except:

•To allow for the tabulation and certification of votes;

•To facilitate a successful proxy solicitation;

•To assert claims for MVB;

•To defend claims against MVB; and

•As necessary to meet applicable legal requirements.

If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to MVB’s management and the Board to review your comments.

Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. MVB will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Voting of Proxies

If any of the nominees for election as directors should be unable to serve as directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board unless the Board adopts a resolution pursuant to the Bylaws reducing the number of directors.

MVB Financial Corp. 2023 Proxy Statement

The Board is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

Legal Actions

From time to time in the ordinary course of business, the Company and its subsidiaries are subject to claims, asserted or unasserted, or named as a party to lawsuits or investigations. Litigation, in general, and intellectual property and securities litigation, in particular, can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings cannot be predicted with any certainty and in the case of more complex legal proceedings, the results are difficult to predict at all. The Company is not aware of any asserted or unasserted legal proceedings or claims that the Company believes would have a material adverse effect on the Company’s financial condition or results of the Company’s operations.

Matters for Consideration at the 2024 Annual Meeting of Shareholders for Inclusion in the Proxy Materials

For a shareholder proposal to be considered by us for inclusion in our Proxy Statement and form of proxy relating to the 2024 Annual Meeting of Shareholders, the proposal must be received at the Company’s principal executive offices by December 1, 2023, as prescribed by rules under the Exchange Act and the notice provisions in the Company’s Bylaws.

Matters for Consideration at the 2024 Annual Meeting of Shareholders, but not Included in the Proxy Materials

With respect to shareholder proposals not wishing to be included in our Proxy Statement and form of proxy, but rather to be brought as business at the Annual Meeting of Stockholders, our Bylaws prescribe certain advance notice procedures independent of the notice requirement and deadline described above. Our Bylaws state that, to be timely, notice and certain related information must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. However, in the event that the date of the Annual Meeting is more than 30 days before or more than 70 days after the anniversary date, the notice must be delivered not earlier than 120 days prior to the annual meeting and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For a shareholder proposal to be properly brought before the 2024 Annual Meeting of Shareholders, the proposal must be received at the Company’s principal executive offices between January 9, 2023 and before February 8, 2023, as prescribed by rules under the Exchange Act and the notice provisions in the Company’s Bylaws. Additionally, for business to be properly brought before an annual meeting by a shareholder, it must comply with the requirements outline in the Company’s bylaws.

Universal Proxy Card Requirements

In addition to complying with the procedures described above, stockholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the stockholders at the Company’s 2024 Annual Meeting of Stockholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”).
www.mvbbanking.com

Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than March 10, 2024, setting forth all of the information and disclosures required by Rule 14a-19. If the 2024 Annual Meeting of Stockholders is set for a date that is not within 30 calendar days of the anniversary of the date of the 2023 Annual Meeting of Stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2024 Annual Meeting of Stockholders is first made.

MVB Financial Corp.
301 Virginia Avenue
Fairmont, WV 26554
Phone: (304) 363-4800

Dated: March 27, 2023

MVB Financial Corp. 2023 Proxy Statement